Exhibit 99.2

RECONSTITUTED SERVICING AGREEMENT

          THIS RECONSTITUTED SERVICING AGREEMENT (this "Agreement"), entered into as of the 3rd day of April, 2003, by and among THORNBURG MORTGAGE HOME LOANS, INC., a Delaware corporation ("Thornburg" or the "Seller") and MORGAN STANLEY DEAN WITTER CREDIT CORPORATION, a Delaware corporation (the "Servicer"), and acknowledged by WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as master servicer (the "Master Servicer"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee (the "Trustee"), recites and provides as follows:

RECITALS

           WHEREAS, the Seller has conveyed certain mortgage loans identified on Schedule I hereto (the "Mortgage Loans") to Structured Asset Mortgage Investments, Inc., a Delaware special purpose corporation ("SAMI"), which in turn has conveyed the Mortgage Loans to the Trustee, on behalf of Thornburg Mortgage Securities Trust 2003-2 (the "Trust"), under a pooling and servicing agreement dated as of March 1, 2003 (the "Pooling and Servicing Agreement"), among the Trustee, the Master Servicer, Wells Fargo Bank Minnesota, National Association, as securities administrator, SAMI, as depositor (referred to herein as the "Depositor"), Deutsche Bank National Trust Company Delaware, as Delaware trustee, and the Seller;

           WHEREAS, the Mortgage Loans were purchased by the Seller pursuant to a Master Mortgage Loan Purchase Agreement between the Seller and the Servicer, as seller, dated May 1, 2001 (the "Master Purchase Agreement"), a copy of which is attached as Exhibit B hereto;

           WHEREAS, the Mortgage Loans are currently being serviced by the Servicer pursuant to a Master Servicing Agreement between the Seller and the Servicer, dated as of May 1, 2001, as amended by that certain Amendment to Master Servicing Agreement between the Seller and the Servicer, dated January 22, 2003 (the "Master Servicing Agreement"), a copy of which is attached as Exhibit C hereto;

           WHEREAS, the Seller desires that the Servicer continue to service the Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller to terminate the rights and obligations of the Servicer hereunder without cause but subject to the other conditions set forth herein;

           WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer upon the occurrence and continuance of an Event of Default by the Servicer under this Agreement;

           WHEREAS, the Seller and the Servicer desire that the provisions of the Master Servicing Agreement shall apply to the Mortgage Loans, but only to the extent provided herein and that this Agreement shall constitute a "Reconstitution Agreement" as defined under the Master Servicing Agreement which shall govern the Mortgage Loans for so long as such Mortgage Loans remain subject to the provisions of the Pooling and Servicing Agreement;

           NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Master Servicer and the Servicer hereby agree as follows:

AGREEMENT

           1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto, and any provisions of the Master Servicing Agreement incorporated by reference herein, shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

           2. Trust Cut-off Date. The parties hereto acknowledge that by operation of Sections 4.05 and 6.01 of the Master Servicing Agreement, the remittance on April 18, 2003 to the Trust is to include principal due after March 1, 2003 (the "Trust Cut-off Date") plus interest at the Mortgage Loan Remittance Rate due on the related Due Date exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (i) and (ii) of Section 6.01 of the Master Servicing Agreement.

           3. Servicing. The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Master Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Master Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

           4. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee, which is acting on behalf of the Trust, the owner of the Mortgage Loans, shall have the same rights as the Owner under the Master Servicing Agreement to enforce the obligations of the Servicer under the Master Servicing Agreement and the term "Owner" as used in the Servicing Agreement in connection with any rights of the Owner shall refer to the Master Servicer, except as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, as provided in Article X of the Master Servicing Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Owner under the Master Servicing Agreement; and, in connection with the performance of the Master Servicer's duties hereunder, the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Pooling and Servicing Agreement.

           5. No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Mortgage Loans in connection with the transactions contemplated by the Pooling and Servicing Agreement and issuance of the Certificates pursuant thereto.

           6. Notices. All notices, consents, certificates and other communications required to be delivered between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent. All notices and other written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Wells Fargo Bank Minnesota,
National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Master Servicing Department, Thornburg 2003-2

Telephone: (410) 884-2000
Telecopier: (410) 884-2363

           All remittances required to be made to the Master Servicer under this Agreement shall be made to the following wire account:

Wells Fargo Bank Minnesota, National Association Minneapolis, Minnesota ABA# 121000248 Account Name: SAS Clearing Account No. 3970771416 For further credit to: Collection Account No. 18095300

           All notices and other written information required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934 Attention: Thornburg 2003-2 Telephone: (714) 247-6000 Facsimile: (714) 246-6285

           All notices and other written information required to be delivered to the Seller hereunder shall be delivered to it at the following address:

Thornburg Mortgage Home Loans, Inc. 150 Washington Avenue, Suite 302 Santa Fe, New Mexico 87501 Attention: Deborah Burns (Thornburg 2003-2) Telephone: (505) 954-5315 Facsimile: (505) 954-5300

           All notices and written information required to be delivered to the Servicer hereunder shall be delivered to the Servicer at the following address:

Morgan Stanley Dean Witter Credit Corporation 2500 Lake Cook Road Riverwoods, Illinois 60015 Attention: Law Division

           With a copy to: Vice President of Secondary Marketing at the same address.

           7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

          8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

           9. Reconstitution. The Seller and the Servicer agree that this Agreement is a "Reconstitution Agreement" and that the date hereof is the "Reconstitution Date," each as defined in the Master Servicing Agreement.

           10. REMIC Status. The Servicer is hereby notified, and the Servicer hereby acknowledges such notice, that the Mortgage Loans will be held in a securitization pursuant to which a REMIC election will be made.

           Executed as of the day and year first above written.

THORNBURG MORTGAGE HOME LOANS, INC.,
as Seller

By: /s/ Deborah J. Burns
        Name: Deborah J. Burns
        Title: Vice President

MORGAN STANLEY DEAN WITTER CREDIT CORPORATION,
as Servicer

By: /s/ Joseph L. Reading
        Name: Joseph L. Reading
Title: Sr. Vice President

Acknowledged By:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Master Servicer

By: /s/ Amy Doyle
        Name: Amy Doyle
        Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee on behalf of Thornburg Mortgage Securities Trust 2003-2

By: /s/ Ronaldo Reyes
        Name: Ronaldo Rayes
        Title: Associate

EXHIBIT A

Modifications to the Master Servicing Agreement

           1. Unless otherwise specified herein, any provisions of the Master Servicing Agreement, including definitions (as well as definitions incorporated from the Master Mortgage Loan Purchase Agreement), relating to (i) Agency Transfers, Pass-Through Transfers, Whole Loan Transfers and reconstitutions and (ii) Closing Dates, shall be disregarded for the purposes of this Agreement. The exhibits to the Master Servicing Agreement and all references to such exhibits shall also be disregarded, where applicable, for purposes of this Agreement.

           2. A definition of "Business Day" is added to Section 1.01 of Article I to read as follows:

"Business Day": Any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions in the States of California, Delaware, New York, Maryland, Minnesota or Illinois are authorized or obligated by law or executive order to be closed.

           3. The definition of "Escrow Account" in Section 1.01 is hereby amended as follows:

"Escrow Account": The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "Morgan Stanley Dean Witter Credit Corporation, as Servicer, in trust for the Trustee for the Thornburg Mortgage Securities Trust 2003-2.

           4. The definition of "Qualified Substitute Mortgage Loan" in Section 1 of the Master Purchase Agreement shall be incorporated herein and amended to read as follows:

"Qualified Substitute Mortgage Loan": A Mortgage Loan substituted by Seller for a Deleted Mortgage Loan which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited into the Custodial Account by Seller in the month of substitution pursuant to this Agreement, (ii) have a Mortgage Interest Rate which is within one percent (1%) per annum of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (iv) comply with each representation and warranty set forth in this Agreement.

           5. The parties acknowledge that the second sentence of Section 2.01 (Books and Records) shall be inapplicable to this Agreement.

           6. The parties acknowledge that Section 2.02 (Transfer of Mortgage Loans) shall be inapplicable to this Agreement.

           7. Section 3.01 (Representations and Warranties of the Servicer) is hereby amended to change the reference to "Owner" to "the Master Servicer, the Trustee and the Trust" in each instance.

           8. Section 4.01 (Role of the Servicer) is hereby amended by:

                      a. deleting the language "defer or forgive the payment of any principal or interest payments, change the outstanding principal amount, make future advances or extend the final maturity date on such Mortgage Loan without the prior approval of the Owner and further provided that" starting in the eighth line of the second paragraph and replacing it with the following:

forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan unless,

                      b. adding the following sentence immediately after the end of the first sentence of the second paragraph:

Notwithstanding the above, the Servicer shall be permitted to make any modifications if the Mortgagor is in default with respect to such Mortgage Loan or such default is, in the judgment of the Servicer, imminent.

                      c. deleting the words "obtained the prior written approval of the Owner it" from the second and third lines of the third paragraph and replacing it with the following:

determined, after consultation with counsel, that such a change would not be treated as a "substantial modification" that would cause a deemed exchange under Section 1001(a) of the Code or applicable temporary or final regulations thereunder at any time when the Mortgage Loan is held by a REMIC or a grantor trust, then Servicer.

           9. Section 4.03 (Realization Upon Defaulted Mortgage Loans) is hereby amended by deleting the last sentence of the first paragraph.

           10. Section 4.04 (Establishment of Custodial Accounts; Deposits in Custodial Accounts) is hereby amended by deleting the language "for Thornburg Mortgage Home Loans, Inc., as Initial Owner" in the second sentence of the first paragraph, and replacing it with the language "in trust for the Trustee on behalf of Thornburg Mortgage Securities Trust 2003-2".

           11. Section 4.05 (Permitted Withdrawals From Custodial Account) is hereby amended by adding the following language to the end of clause (ii):

provided, that with respect to any Mortgage Loan the Servicer’s right to reimbursement shall be limited to the funds collected by the Servicer from the related Mortgagor or any other Person, including, but not limited to, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, and with respect to REO Property, funds received as rental or similar income. The Servicer’s right to reimbursement set forth in the preceding sentence shall be prior to the rights of the Trust; provided however, that in the event that the Servicer determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Servicer may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that the Servicer’s right thereto shall be prior to the rights of the Trust;

           12. Section 4.06 (Establishment of Escrow Accounts; Deposits in Escrow Accounts) is hereby amended by deleting the language "for Thornburg Mortgage Home Loans, Inc., as Owner" in the second sentence of the first paragraph, and replacing it with the language "in trust for the Trustee on behalf of Thornburg Mortgage Securities Trust 2003-2".

           13. Section 4.08 (Transfer of Accounts) is hereby amended by replacing the word "Owner" in the second line thereto with the words "the Master Servicer and the Trustee".

           14. Section 4.09 (Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder) is hereby amended by replacing the word "Owner" in the second line of the third paragraph with the words "Trustee and the Trust".

           15. Section 4.13 (Title, Management and Disposition of REO Property) is hereby amended by:

                      a. replacing the language "Owner or its designee" in the second line of the first paragraph and replacing it with the word "Trust".

                      b. adding the following paragraph as the second paragraph of such Section:

Notwithstanding anything to the contrary contained in this Section 4.13, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee or the Master Servicer otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Servicer. Upon completion of the inspection, the Servicer shall provide the Trustee and the Master Servicer with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. The Servicer shall be reimbursed for all Servicing Advances made pursuant to this paragraph with respect to the related Mortgaged Property from the Custodial Account.

                      c. by replacing the third and fourth sentences of the second paragraph of such section (before the amendment made by (b) above) by the following:

The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (b) the Servicer determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Master Servicer as to the progress being made in selling such REO Property. Notwithstanding anything herein to the contrary, the Servicer shall not be required to provide financing for the sale of any REO Property.

                      d. replacing the language "Owner shall approve" in the third line of the last paragraph with the language "the Servicer deems to be in the best interest of the Trust and the Certificateholders".

           16. Section 5.02 (Agreements with Respect to the Surety Bond) is hereby amended by (i) replacing the word "Owner" in the first and third line of paragraph (a) with the words "the Trustee and the Trust", (ii) replacing the word "Owner" in the first line of paragraph (b) with the words "the Trust" and (iii) deleting paragraph (c) in its entirety.

           17. Section 6.01 (Distributions) is hereby amended by deleting the words "will be made to Owner of record on the preceding Record Date, and shall be based on the Mortgage Loans owned or held by Owner, and" from the first, second and third lines of the second paragraph of such Section.

           18. Section 6.02 (Statements to Owner) is hereby amended by restating the first paragraph to read as follows:

Not later than the tenth (10th) calendar day of each month (or if such 10th calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish the Master Servicer a monthly statement (a "Monthly Remittance Advice") containing such information and in such format as are mutually acceptable to the Servicer and the Master Servicer, for the period ending on the last day of the preceding calendar month.

           19. Section 7.02 (Satisfaction of Mortgages and Release of Mortgage Files) is hereby amended by (i) replacing the word "Owner" on the eighth line of the first paragraph with the words "Master Servicer, the Trustee or the Trust" and (ii) by deleting the second paragraph in its entirety.

           20. Section 9.01 (Indemnification; Third Party Claims) is hereby amended by (i) replacing the language "Each party hereto agrees" in the first line of paragraph (a) with the language "The Servicer, the Master Servicer, and the Trust each agree", (ii) replacing the words "the other party" in the first line of paragraph (a) with the words "each party hereto, including the Trustee", (iii) replacing the word "Owner" in the first line of paragraph (b) with the words "the Master Servicer in writing or by electronic means", (iv) replacing the word "Owner" in the fifth and sixth lines of paragraph (b) with the words "the Master Servicer, the Trustee or the Trust", (v) replacing the first use of the word "Owner" with the word "Trust" in the last sentence of paragraph (b) and (vi) replacing the second use of the word "Owner" with the words "the Master Servicer, the Trustee or the Trust" in the last sentence of paragraph (b). 21. Section 9.02 (Merger or Consolidation of the Servicer) is hereby amended by replacing the word "Owner" with the words "Master Servicer" in each instance.

           22. Section 9.03 (Limitation on Liability of the Servicer and Others) is hereby amended by (i) replacing the word "Owner" on the second line thereof to the words "the Master Servicer, the Trustee or the Trust" and (ii) replacing the word "Owner" in the last two sentences thereof to the words "the Trust".

           23. Section 9.04 (The Servicer Not to Resign) is hereby amended by (a) replacing the word "Owner" with the words "the Master Servicer" in subsections (i) and (ii) and (b) replacing the word "Owner" with the words "the Master Servicer or the Trustee" in subsection (iii) thereof.

           24. Section 10.01 (Events of Default) is hereby amended by:

                      a. replacing the word "Owner" in paragraph (viii) with the words "Master Servicer";

                      b. replacing the first use of the word "Owner" in the second line of the paragraph following subsection (ix) with the words "the Master Servicer";

                      c. replacing the second use of the word "Owner" in the second line and in the eleventh line of the paragraph following subsection (ix) with the words "the Master Servicer or the Trustee"; and

                      d. replacing the word "Owner" in the last instance of the paragraph following subsection (ix) with the words "the Master Servicer".

           25. Section 10.02 (Waiver of Defaults) is hereby amended by (i) replacing each instance of the word "Owner" in the first paragraph with the words "the Master Servicer" and (ii) replacing the word "Owner" in the first line of the second paragraph with the words "The Master Servicer".

           26. Section 11.01 (Termination) is hereby amended by replacing the word "Owner" in clause (ii) with the words "the Master Servicer".

           27. Article 12 is hereby deleted in its entirety.

           28. Section 13.01 (Successor to the Servicer) is hereby amended by:

                      a. replacing the words "Prior to" with the word "Upon" in the first line of the first paragraph thereto;

                      b. changing the word "Owner" in the second line of the first paragraph to the words "Master Servicer" and by adding the words ", in accordance with the Pooling and Servicing Agreement," after the word "shall" in the second line of the first paragraph thereto;

                      c. adding the following to the end of the first paragraph:

Any successor to the Servicer shall be subject to the approval of the Master Servicer and each Rating Agency, as evidenced by a letter from such Rating Agency delivered to the Trustee that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.

                      d. adding the following to the end of the first sentence of the second paragraph:

;provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.

                      e. deleting the words "or Section 5 of the Purchase Agreement" in the twelfth line of the second paragraph;

                      f. replacing the word "Owner" in the last line of the second paragraph with the words "the Master Servicer or the Trustee";

                      g. replacing the word "Owner" in the second line of the third paragraph with the words "the Master Servicer and the Trustee"; and

                      h. replacing the word "Owner" in the seventh line of the third paragraph with the words "the Master Servicer, Trustee or Trust".

                      i. adding the following paragraph after the fourth paragraph thereof:

Except as otherwise provided in the Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing under Section 10.01, including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Mortgage Files and the other necessary data, including the completion, correction or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data, to the successor servicer shall be paid by the terminated or resigning Servicer from its own funds without reimbursement.

           29. Section 13.02 (Amendment) is hereby amended by (i) replacing the first use of the word "Owner" with the words "the Master Servicer" and (ii) replacing the second use of the word "Owner" with the words "the Master Servicer, and acknowledged by the Trustee on behalf of the Trust".

           30. Section 13.04 (Assignment of Servicing Rights) is hereby amended by (i) replacing the first and second uses of the word "Owner" with the words "the Master Servicer" and (ii) replacing the last use of the word "Owner" with the words "the Master Servicer and the Trustee".

           31. Section 13.13 (Non-Solicitation) is hereby amended by replacing the word "Owner" with the words "the Seller" in each instance.

           32. Section 13.14 is amended to add the following paragraph:

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiary of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Trustee as if it were a party to this Agreement, and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if it were a party to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification and the indemnification obligations) shall terminate upon termination of the Trust pursuant to the Pooling and Servicing Agreement.

Therefore, Section 13.14 now reads in its entirety as follows:

For purposes of this Agreement, including but not limited to Section 7.04, the Master Servicer shall be considered a third-party beneficiary to this Servicing Agreement entitled to all the rights and benefits accruing to the Master Servicer herein as if it were a direct party to this Servicing Agreement.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiary of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Trustee as if it were a party to this Agreement, and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if it were a party to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification and the indemnification obligations) shall terminate upon termination of the Trust pursuant to the Pooling and Servicing Agreement.

EXHIBIT B

AMENDMENT
TO
MASTER SERVICING AGREEMENT

                     THIS AMENDMENT to the Master Servicing Agreement dated as of May 1, 2001 (the "Servicing Agreement"), by and between THORNBURG MORTGAGE HOME LOANS, INC. ("Thornburg") and MORGAN STANLEY DEAN WITTER CREDIT CORPORATION (the "Servicer"), is made as of the 22cnd day of January, 2003, by and among Thornburg and the Servicer (the "Amendment").

WITNESSETH:

                     WHEREAS, the Servicer has agreed to service Mortgage Loans pursuant to the terms of the Servicing Agreement;

                     WHEREAS, Thornburg has requested that certain additional servicing certifications be provided to the Master Servicer (as defined below) and that certain time periods for the provision of reports be modified, and the Servicer has agreed to such modifications; and

                     WHEREAS, the parties desire to amend the Servicing Agreement to reflect those requirements;

                     NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                     1. Capitalized terms used and not defined in this Amendment shall have the meanings given to such terms in the Servicing Agreement.

                     2. Section 1.01 of the Servicing Agreement entitled "Defined Terms" is amended to add the following definitions:

                                         a. "Annual Statement of Compliance": The Officer's Certificate issued by the Servicer pursuant to Section 7.04(a) of this Agreement.

                                         b. "Annual Independent Public Accountant's Uniform Single Attestation Program for Mortgage Bankers Report": The Independent Public Accountant's Report delivered pursuant to Section 7.04(b) of this Agreement.

                     3. Section 7.04 of the Servicing Agreement entitled "Annual Statements as to Compliance" is amended as follows:

                                         a. Subsection (a) is deleted and replaced with the following:

                                         (a) The Servicer will deliver to the Master Servicer, not later than February 28th of each year beginning February 28, 2003, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under the Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement throughout such year, in all material respects, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                                         b. Subsection (b) is amended to delete the phrase "On or before April 1 of each year, beginning with April 1 of the calendar year of the year in which the first Closing Date occurs" and replacing it with the phrase "Not later than February 28th of each year beginning February 28, 2003."

                                         c. The following Subsections (c) and (d) are added after Subsection (b):

                                         (c) For so long as the Mortgage Loans are being master serviced by a master servicer (the "Master Servicer") in a securitization transaction, by February 28th of each year (or if not a Business Day, the immediately preceding Business Day), one or more officers of the Servicer shall execute and deliver an Officer's Certificate to the Master Servicer for the benefit of such Master Servicer and its officers, directors and affiliates, certifying as to the following matters:

                                                   (i) Based on our knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Statement of Compliance and the Annual Independent Public Accountant's Servicing Report;

                                                   (ii) Based on our knowledge, the servicing information required to be provided to the Master Servicer by the Servicer under this Servicing Agreement has been provided to the Master Servicer;

                                                   (iii) We are responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by this Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant's Uniform Single Attestation Program for Mortgage Bankers Report submitted to the Master Servicer, the Servicer has, as of the date of this certification, fulfilled its obligations under this Servicing Agreement; and

                                                   (iv) We have disclosed to the Master Servicer all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

                                         (d) The Servicer shall indemnify and hold harmless the Master Servicer and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 7.04 or the gross negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 7.04 or the Servicer's gross negligence, bad faith or willful misconduct in connection therewith.

                     4. Section 10.01 of the Servicing Agreement entitled "Events of Default" is hereby amended by adding the following:

                                         (x) failure by the Servicer to duly perform, within the required time period, its obligations under Section 7.04, which failure continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from any party to this Servicing Agreement or by the Master Servicer.

                     5. The Servicing Agreement is hereby amended by adding the following as Section 13.14 of the Servicing Agreement:

                     For purposes of this Agreement, including but not limited to Section 7.04, the Master Servicer shall be considered a third-party beneficiary to this Servicing Agreement entitled to all the rights and benefits accruing to the Master Servicer herein as if it were a direct party to this Servicing Agreement.

                     6. Except as amended herein, the terms and conditions and obligations of the Servicing Agreement shall remain in full force and effect.

                     7. This Amendment may be executed in any counterparts, each of which shall be deemed to be an original and all of which counterparts shall together constitute but one and the same instrument.

                     8. This Amendment becomes effective as of the date first written above.

                     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their behalf by the undersigned, thereunto duly authorized, as of the day and year first above written.

THORNBURG MORTGAGE HOME LOANS, INC. By: Name: Deborah J. Burns Title: Vice President MORGAN STANLEY DEAN WITTER CREDIT CORPORATION By: Name: Title:

EXECUTION COPY

THORNBURG MORTGAGE HOME LOANS, INC.
Owner

and

MORGAN STANLEY DEAN WITTER CREDIT CORPORATION
Servicer

MASTER SERVICING AGREEMENT

Dated as of May 1, 2001

Adjustable Rate, and Pledged Asset Mortgage Loans
Flow Delivery Program

TABLE OF CONTENTS

Page

ARTICLE I - DEFINITIONS	1

Section 1.01.	Defined Terms	1

ARTICLE II - BOOKS AND RECORDS; TRANSFER OF MORTGAGE LOANS	6

Section 2.01.	Books and Records	6
Section 2.02.	Transfer of Mortgage Loans	6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE SERVICER	7

Section 3.01.	Representations and Warranties of the Servicer	7

ARTICLE IV - ADMINISTRATION AND SERVICING OF MORTGAGE LOANS	8

Section 4.01.	Role of the Servicer	8
Section 4.02.	Collection of Mortgage Loan Payments	9
Section 4.03.	Realization Upon Defaulted Mortgage Loans	10
Section 4.04.	Establishment of Custodial Accounts; Deposits in Custodial Accounts	10
Section 4.05.	Permitted Withdrawals From the Custodial Account	12
Section 4.06.	Establishment of Escrow Accounts; Deposits in Escrow Accounts	12
Section 4.07.	Permitted Withdrawals From Escrow Account	13
Section 4.08.	Transfer of Accounts	13
Section 4.09.	Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder	13
Section 4.10.	Maintenance of Hazard Insurance	14
Section 4.11.	Maintenance of Mortgage Impairment Insurance Policy	16
Section 4.12.	Errors and Omissions Insurance	16
Section 4.13.	Title Management and Disposition of REO Property	17
Section 4.14.	Adjustments to Mortgage Interest Rates	17
Section 4.15.	Subservicing Agreements Between the Servicer and Subservicers	17
Section 4.16.	Successor Subservicers	18
Section 4.17.	Liability of the Servicer	18
Section 4.18.	No Contractual Relationship Between Subservicers and the Owner	18
Section 4.19.	Assumption or Termination of Subservicing Agreements	19
Section 4.20.	Servicing Accounts	19
Section 4.21.	Permitted Investments	19

ARTICLE V - ADMINISTRATION AND SERVICING OF TRADING ACCOUNTS	20

Section 5.01.	The Servicer to Service Trading Accounts	20
Section 5.02.	Agreements with Respect to the Surety Bond	20

ARTICLE VI - PAYMENTS TO OWNER	21

Section 6.01.	Distributions	21
Section 6.02.	Statements to Owner	22
Section 6.03.	Monthly Advances by the Servicer	22
Section 6.04.	Compensating Interest	23

ARTICLE VII - GENERAL SERVICING PROCEDURE	23

Section 7.01.	Assumption Agreements	23
Section 7.02.	Satisfaction of Mortgages and Release of Mortgage Files	23
Section 7.03.	Servicing Compensation	24
Section 7.04.	Annual Statements as to Compliance	24
Section 7.05.	Owner's Right to Examine the Servicer Records	25

ARTICLE VIII - REPORTS TO BE PREPARED BY SERVICER	25

Section 8.01.	The Servicer Shall Provide Information as Reasonably Required	25

ARTICLE IX - THE SERVICER	26

Section 9.01.	Indemnification; Third Party Claims	26
Section 9.02.	Merger or Consolidation of the Servicer	26
Section 9.03.	Limitation on Liability of the Servicer and Others	27
Section 9.04.	The Servicer Not to Resign	27

ARTICLE X - DEFAULT	27

Section 10.01.	Events of Default	27
Section 10.02.	Waiver of Defaults	29

ARTICLE XI - TERMINATION	29

Section 11.01.	Termination	29

ARTICLE XII - AGENCY TRANSFER; WHOLE LOAN TRANSFER; PASS-THROUGH TRANSFER	30

Section 12.01.	Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates	30

ARTICLE XIII - MISCELLANEOUS PROVISIONS	31

Section 13.01.	Successor to the Servicer	31
Section 13.02.	Amendment	32
Section 13.03.	Assignments	32
Section 13.04.	Assignment of Servicing Rights	33
Section 13.05.	Governing Law	33
Section 13.06.	Notices	33
Section 13.07.	Severability Provisions	33
Section 13.08.	Exhibits	33
Section 13.09.	General Interpretive Principles	33
Section 13.10.	Reproduction of Documents	34
Section 13.11.	Successors and Assigns	34
Section 13.12.	Counterparts	34
Section 13.13.	Non-Solicitation	34

EXHIBIT A	FORM OF LIMITED POWER OF ATTORNEY

EXHIBIT B	FORM OF MONTHLY SERVICER REPORT

EXHIBIT C	DELINQUENCY REPORTING

MORTGAGE LOAN SERVICING AGREEMENT

                     This is a MASTER SERVICING AGREEMENT (this "AGREEMENT"), dated and effective as of May 1, 2001 and is by and between Thornburg Mortgage Home Loans, Inc., a Delaware corporation, as owner ("Owner"), and Morgan Stanley Dean Witter Credit Corporation, a Delaware corporation, as servicer (the "Servicer").

PRELIMINARY STATEMENTS

                     Pursuant to a Master Mortgage Loan Purchase Agreement dated as of May 1, 2001 between Owner and Morgan Stanley Dean Witter Credit Corporation, a Delaware corporation ("Seller") (as amended, modified restated or supplemented from time to time, the "Purchase Agreement"), Owner may purchase from Seller from time to time certain residential, first mortgage loans. In order to facilitate the servicing of such mortgage loans by the Servicer, the Servicer and Owner have executed this agreement.

                     In consideration of the premises and the mutual agreements hereinafter set forth, Owner and the Servicer agree as follows:

ARTICLE I

DEFINITIONS

           Section 1.01. Defined Terms.

                     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires shall have the following meaning specified in this Section (capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Purchase Agreement to the extent the same are defined therein):

                      "Agency Transfer": The sale or transfer by the Owner of some or all of the Mortgage Loans to Fannie Mae or to Freddie Mac, retaining the Servicer as "servicer" thereunder.

                      "Agreement": This Master Servicing Agreement and all exhibits hereto, as the same may from time to time be amended, modified, restated or supplemented.

                      "Applicable Law": All applicable laws of any Governmental Authority, including, without limitation, federal, state and foreign securities laws, tax laws, tariff and trade laws, ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Governmental Authority and rules, regulations, orders, interpretations, licenses, and permits of any federal, regional, state, county, municipal or other Governmental Authority.

                      "Collateral Base": With respect to any Mortgage Loan, the value of any Additional Collateral related to such Mortgage Loan, plus the value of the Mortgaged Property related to such Mortgage Loan.

                      "Condemnation Proceeds": All awards or settlements in respect of a taking of a partial or an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

                      "Eligible Account": An account that is (i) maintained at a depository institution the short-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the short-term debt obligations of such parent holding company) of which have been rated by each Rating Agency in one of its two highest short-term rating categories at the time of the deposit therein, or (ii) a trust account maintained with a corporate trust department of a federal or state chartered depository institution or trust company, which institution is acting in its fiduciary capacity.

                      "Escrow Account": The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "Morgan Stanley Dean Witter Credit Corporation, as Servicer, in trust for Owner and various Mortgagors," or such other title as is requested by Owner.

                      "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, mortgage insurance premiums, property insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

                      "Event of Default": Any one of the conditions or circumstances enumerated in Section 10.01.

                      "Fannie Mae": The Federal National Mortgage Association or any successor thereto.

                      "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor thereto.

                      "Governmental Authority": Any nation or government (including any state or other political subdivision of either thereof) and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                      "Insurance Proceeds": Proceeds of any Primary Mortgage Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account.

                      "Liquidation Proceeds": Amounts, other than Insurance Proceeds and Condemnation Proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise (including, but not limited to, amounts received with respect to an Additional Collateral Pledge Agreement), other than amounts received following the acquisition of REO Property pursuant to Section 4.11.

                      "Loan Amount": With respect to any Mortgage Loan at any time, the outstanding principal balance of such Mortgage Loan at such time.

                      "Loan Documents": With respect to any Mortgage Loan, the Mortgage Note, Mortgage, and/or any other documents executed by Mortgagor and delivered to the Servicer evidencing or securing the Mortgage Loan.

                      "Monthly Advance": The aggregate of the advances made by the Servicer on any Remittance Date pursuant to Section 6.03.

                      "Moody's": Moody's Investors Service, Inc. or its successor in interest.

                      "Mortgage Loan": An individual Mortgage Loan, including but not limited to all documents included in the Mortgage File, Monthly Payments, Principal prepayments, insurance proceeds, condemnation proceeds, liquidation proceeds, and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, and which is the subject of this Agreement. Each Mortgage Loan set forth on the Mortgage Loan Schedule attached to a Warranty Bill of Sale will initially be subject to this Agreement, commencing on the respective Closing Date for the related Transaction.

                      "MSA Mortgage Loan Schedule": Collectively, a schedule comprised of all Mortgage Loans subject to servicing under this Agreement, but excluding all Mortgage Loans assumed or transferred by Owner, or otherwise no longer subject to servicing under this Agreement.

                      "Officer's Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President, Vice President, or an Assistant Vice President of the Servicer, and delivered to Owner as required by this Agreement.

                      "Owner": Thornburg Mortgage Home Loans, Inc. and any permitted successor or assignee.

                      "Pass-Through Transfers": The sale or transfer of some or all of the Mortgage Loans by the Owner to a trust or other entity to be formed as part of a publicly issued or privately placed, rated or unrated, pass-through or other mortgage-backed securities transaction retaining the Servicer as servicer or sub-servicer thereunder.

                      "Permitted Investment": Any one or more of the following:

                                 (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                                 (ii) repurchase obligations (the collateral for which is held by a third party) with respect to any security described in clause (i) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each of the Rating Agencies in one of its two highest rating categories;

                                 (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia, provided that the short-term commercial paper of such bank or trust company at the date of acquisition thereof has been rated by each of the Rating Agencies in its highest rating;

                                 (iv) money market funds rated by each of the Rating Agencies in its highest short-term debt rating category;

                                 (v) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof or the District of Columbia which on the date of acquisition has been rated by each of the Rating Agencies in its highest short-term rating category; and

                                 (vi) any other obligation or security acceptable to each of the Rating Agencies (as certified by a letter from each of the Rating Agencies to Owner) in respect of mortgage pass through certificates rated in one of its two highest rating categories;

provided, that with the exception of U.S. Treasury Strips, no such instrument shall be a Permitted Investment if such instrument evidences either (a) the right to receive interest only payments with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the principal and interest payments with respect to such instruments provide a yield to maturity exceeding 120% of the yield to maturity at par of such underlying obligation.

                      "Prepayment Interest Shortfall": With respect to any Remittance Date and any Mortgage Loan that was the subject of a partial or full principal prepayment during the related Principal Prepayment Period, an amount equal to one month's interest at the Mortgage Loan Remittance Rate on the amount of such principal prepayment less the amount of interest (adjusted to the Mortgage Loan Remittance Rate) paid by the Mortgagor in respect of such principal prepayment.

                      "Principal Prepayment Period": As to any Remittance Date, the calendar month preceding the month of distribution.

                      "Rating Agency": Either of Standard & Poor's and Moody's.

                      "Reconstitution Agreements": The agreement or agreements entered into by the Owner, the Servicer, Fannie Mae or Freddie Mac or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Pass-Through Transfer, an Agency Transfer or a Whole Loan Transfer as set forth in Section 12.01. Such agreement or agreements shall prescribe the rights and obligations of the Servicer in servicing the related Mortgage Loans and, if applicable, shall provide for servicing compensation to the Servicer (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date), net of any guarantee fees due Fannie Mae or Freddie Mac, if applicable, at least equal to the Servicing Fee due the Servicer in accordance with this Agreement or the servicing fee required pursuant to the Reconstitution Agreement, whichever is less. The form of relevant Reconstitution Agreement to be entered into by the purchaser and/or master servicer or trustee and the Servicer with respect to an Agency Transfer shall be those forms required by Fannie Mae and Freddie Mac with respect thereto. The form of relevant Reconstitution Agreement to be entered into by the purchaser and/or master servicer or trustee and the Servicer with respect to Pass-Through Transfers and Whole Loan Transfers shall be reasonably satisfactory in form and substance to the purchaser and the Servicer (giving due regard to any rating or master servicing requirements) and the representations and warranties and servicing provisions contained therein shall be substantially similar to those contained in this Agreement, unless otherwise mutually agreed by the parties.

                      "Reconstitution Date": The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer, Whole Loan Transfer or Pass-Through Transfer pursuant to Section 12.01 hereof. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Servicer shall cease to service such Mortgage Loans under this Agreement.

                      "Record Date": The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

                      "REMIC": A real estate mortgage investment conduit, as such term is defined by the Internal Revenue Code of 1986, as amended.

                      "Remittance Date": The 18th day of any month or, if such 18th day is not a Business Day, the first Business Day immediately following such 18th day.

                      "REO Disposition": The final sale by the Owner of any REO Property.

                      "REO Property": A Mortgaged Property acquired by the Servicer on behalf of Owner as described in Section 4.13.

                      "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) paying taxes and insurance with respect to the Mortgaged Property, (iii) enforcement or judicial proceedings, including foreclosures, bankruptcies and defense of claims relating to the Mortgages and Mortgaged Property, and (iv) the management and liquidation of the REO Property.

                      "Servicing Fee": With respect to any Mortgage Loan and any Remittance Date, the fee payable monthly to the Servicer pursuant to Section 7.03.

                      "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to Owner upon request, as such list may from time to time be amended.

                      "Standard & Poor's": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successor in interest.

                      "Subservicer": Any person with which the Servicer has entered into a Subservicing Agreement and which meets the qualifications of a Subservicer pursuant to Section 4.15.

                      "Subservicing Account": An account established by a Subservicer which meets the requirements set forth in Section 4.20 and is otherwise acceptable to the Servicer, and which must be an Eligible Account.

                      "Subservicing Agreement": The written agreement between the Servicer and a Subservicer relating to the servicing and administration of the Mortgage Loans as provided in Section 4.15.

                      "Surety Agreement": The Surety Bond Reimbursement Agreement dated March 17, 1999 between the Surety Bond Issuer and the Servicer pursuant to which the Surety Bond Issuer has issued the Surety Bond, as the same may be amended, modified, restated or supplemented from time to time.

                      "Surety Bond": The limited purpose Surety Bond, dated March 17, 1999, issued by the Surety Bond Issuer in favor of the Servicer, as the same may be amended, modified, restated or supplemented from time to time.

                      "Surety Bond Issuer": Ambac Assurance Corporation or its successors.

                      "Whole Loan Transfers": Any sale or transfer of some or all of the Mortgage Loans by the Owner to a third party, which sale or transfer is not a Pass-Through Transfer and which may be in a Whole Loan or participation format pursuant to a Reconstitution Agreement.

ARTICLE II

BOOKS AND RECORDS; TRANSFER OF MORTGAGE LOANS

           Section 2.01. Books and Records.

                      The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans, which shall be appropriately identified in the Servicer's books and records to clearly reflect the ownership of the Mortgage Loans by Owner, and subsequent assignments and transfers of the Mortgage Loans pursuant to Section 2.02 hereof. At the request of Owner, the Servicer shall promptly deliver to Owner an MSA Mortgage Loan Schedule setting forth all Mortgage Loans that the Servicer then services and administers for Owner under this Agreement; provided, however, that the information contained on such MSA Mortgage Loan Schedule may be as of the Closing Date for each respective Mortgage Loan and may consist of the Mortgage Loan Schedule(s) attached to the Bill(s) of Sale for such Mortgage Loans, with manual deletions or additions thereto or other revisions thereof.

           Section 2.02. Transfer of Mortgage Loans.

                      Owner may assign, sell or transfer (each, a "Transfer") any of Owner's interest in and to any of the Mortgage Loans to any institutional investor (a "Permitted Transferee"), subject in each case to the rights of the Servicer under the provisions of this Agreement (including, without limitation, the right of the Servicer to continue servicing such Mortgage Loans on the terms set forth herein), except that no such assignment, sale, transfer, pledge, hypothecation or encumbrance shall increase the Servicer's liabilities or obligations or decrease the Servicer's rights under this Agreement, and Owner shall remain fully liable for performance of all of its obligations as to the transferred Mortgage Loans. As a condition precedent to any Transfer (in addition to the other conditions set forth herein), the Permitted Transferee shall enter into a servicing agreement with the Servicer in the form of this Servicing Agreement, but mutatis mutandis, and deliver such certificates and opinions as the Servicer may reasonably require. Upon consummation of any Transfer, the MSA Mortgage Loan Schedule shall be amended by the Servicer to reflect such transfer.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SERVICER

           Section 3.01. Representations and Warranties of the Servicer.

                     The Servicer represents, warrants and covenants to Owner, as of the date of this Agreement and as of each Closing Date or as of such other date specified below, that:

                               (i) The Servicer (a) is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has all licenses necessary to carry on its business as now being conducted, (c) has all material licenses and is qualified and in good standing under the laws of each state where a Mortgaged Property is located to the extent required under Applicable Law to effect such qualification, and (d) is in compliance with the laws of each such state to the extent necessary to permit the enforcement of Owner's rights (either directly or through a Subservicer) under each Mortgage Loan and to permit the servicing of the Mortgage Loans in accordance with the terms of this Agreement.

                               (ii) The Servicer has full power and authority to hold each Mortgage Loan, to service each Mortgage Loan, to execute and deliver this Agreement, and to enter into and consummate all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by Owner and the enforceability against Owner, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, liquidation, moratorium, reorganization or other similar laws affecting the rights of creditors generally or by general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                               (iii) The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Servicer's business and will not conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's certificate of incorporation or by-laws or any legal restriction or any material agreement or instrument to which the Servicer is now party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

                               (iv) The Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 of the National Housing Act. No event has occurred that would render the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or that would require notification to either Fannie Mae or Freddie Mac.

                               (v) The Servicer has no reason or cause to believe that it cannot perform each covenant contained in this Agreement.

                               (vi) There is no action, suit, proceeding or investigation pending or, to the Servicer's knowledge, threatened, against the Servicer that, in the Servicer's judgment, if determined adversely to the Servicer, would materially and adversely affect the validity or enforceability of this Agreement or the ability of the Servicer to perform its obligations hereunder in accordance with the terms hereof.

                               (vii) No consent, approval, authorization or order of any court or Governmental Authority is required for the execution and delivery of this Agreement by the Servicer or for the performance by the Servicer of its obligations hereunder, other than any such consent, approval, authorization or order as has been obtained prior to the Closing Date.

                     The Servicer shall indemnify Owner and hold it harmless against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer's representations and warranties contained in this Section 3.01. It is understood and agreed that the obligations of the Servicer set forth in this Section 3.01 to indemnify Owner as provided above constitute the sole remedies of Owner respecting a breach of the foregoing representations and warranties.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

           Section 4.01. Role of the Servicer.

                     The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage lenders, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration that the Servicer may deem necessary or desirable and consistent with the terms of this Agreement.

                     Consistent with the terms of this Agreement, at the respective Mortgagor's request or as required by Applicable Law, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if, in the Servicer's reasonable and prudent determination, such waiver, modification, postponement or indulgence is consistent with industry practice and not materially adverse to Owner, including actions intended to maximize collections on such Mortgage Loan; provided, however, that, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of any principal or interest payments, change the outstanding principal amount, make future advances or extend the final maturity date on such Mortgage Loan without the prior approval of the Owner and further provided that the Servicer, in consultation with counsel, determines that such a change would not be treated as a "substantial modification" that would cause a deemed exchange under Section 1001(a) of the Code or applicable temporary or final regulations thereunder at any time when the Mortgage Loan is held by a REMIC or a grantor trust. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Servicer, Owner shall, as necessary, promptly furnish the Servicer with such powers of attorney (a form of which is attached hereto as Exhibit A) as are necessary and appropriate and with such other documents as are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                     Notwithstanding any other provision in this Agreement or the Purchase Agreement to the contrary, in the case of any Mortgage Loan, if the Servicer has obtained the prior written approval of the Owner it may (a) waive any penalty, interest or any assumption fees, or other fees which may be collected in the ordinary course of servicing such Mortgage Loan, or (b) arrange with the Mortgagor for a deferred payment schedule for the payment of principal and interest due and unpaid, or (c) extend the maturity date, change the interest rate, or otherwise modify the terms of the Mortgage Loan. Further, if such Mortgage Loan is an Additional Collateral Mortgage Loan, Servicer may release a portion of or all of the Additional Collateral related thereto provided that the release of such Additional Collateral is in accordance with the Additional Collateral Pledge Agreement.

                     In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and Owner's reliance on the Servicer. In servicing and administering the Mortgage Loans, the Servicer may permit any Governmental Authority to have access to and review and copy the files of the Servicer with respect to the Mortgage Loans, and Servicer is authorized to do whatever is necessary to comply with all Applicable Laws and the requirements of such Governmental Authority, including without limitation any required modifications of the Loan Documents.

           Section 4.02. Collection of Mortgage Loan Payments.

                     Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans held for its own account. Further, the Servicer will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, property insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable and comparable to the collection procedures of prudent lending institutions.

           Section 4.03. Realization Upon Defaulted Mortgage Loans.

                     The Servicer shall use its best efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties which secure Mortgaged Loans which come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. In addition, if an Additional Collateral Mortgage Loan becomes a defaulted Mortgage Loan, the Servicer shall us its best efforts available under the Loan Documents to realize upon the Additional Collateral pertaining to such Mortgage Loan, and any proceeds from the realization thereof (and not such Additional Collateral itself) shall be included in the related Liquidation Proceeds and deposited in the Custodial Account, net of any related Servicing Advances. The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by Owner, taking into account, among other things, the timing of foreclosure proceedings and any proceedings with respect to Additional Collateral. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property in excess of an aggregate of $2,000 during the life of the Mortgaged Loan, unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Owner after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. The Servicer shall obtain the prior approval of Owner for individual restoration expenses in excess of $2,000.

                     In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall reasonably deem to be in the best interest of the Owner. In the event that any payment due under any Mortgage Loan remains delinquent for a period of 90 days or more, the Servicer shall, within a reasonable amount of time thereafter, commence foreclosure proceedings. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances to the extent the Servicer, in its good faith judgment, deems such Servicing Advances to be recoverable. The determination by the Servicer that a Servicing Advance, if made, would be nonrecoverable shall be evidenced by an Officer's Certificate of the Servicer, delivered to the Owner which details the reasons for such determination.

           Section 4.04. Establishment of Custodial Accounts; Deposits in Custodial Accounts.

                     The Servicer shall establish and maintain at all times appropriate custodial accounts for principal and interest, and taxes and insurance with respect to the Mortgage Loans. The Servicer will establish and maintain a Custodial Account for Thornburg Mortgage Home Loans, Inc., as Initial Owner.

                     The Servicer shall deposit in the Custodial Account on a daily basis and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

                               (i) All payments on account of principal, including partial and full principal prepayments, on the Mortgage Loans;

                               (ii) All payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

                               (iii) All Liquidation Proceeds;

                               (iv) All Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.06, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the related loan documents or Applicable Law;

                               (v) All Condemnation Proceeds affecting any Mortgaged Property that are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or Applicable Law;

                               (vi) Any Monthly Advances;

                               (vii) All proceeds of any Mortgage Loan repurchased in accordance with Section 5(c) or (d) of the Purchase Agreement, and all amounts required to be deposited by the Servicer in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 5(c) of the Purchase Agreement;

                               (viii) Any amounts required to be deposited by the Servicer pursuant to Section 6.04 for the month of distribution;

                               (ix) Any amounts in respect of Permitted Investments required to be deposited pursuant to Section 4.21;

                               (x) Any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 4.13; and

                               (xi) Any amounts required to be deposited into the Custodial Account pursuant to Section 7.01.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments [in the nature of late payment charges and assumption fees], to the extent permitted by Section 7.01, need not be deposited by the Servicer in the Custodial Account. Any interest paid on funds deposited into the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(iv). In addition, funds in the Custodial Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 4.21.

           Section 4.05. Permitted Withdrawals From the Custodial Account.

                     The Servicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:

                               (i) To make payments to Owner in the amounts and in the manner provided for in Section 6.01;

                               (ii) To reimburse itself for each unreimbursed Monthly Advance;

                               (iii) To reimburse itself for unreimbursed Servicing Advances and for unreimbursed Servicing Fees, provided that with respect to any Mortgage Loan the Servicer's right to such reimbursement shall be limited, subject to Section 4.15, to the related funds collected by the Servicer from the Mortgagor or any other Person including, but not limited to, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, and with respect to REO Property, funds received as rental or similar income. The Servicer's right to the reimbursement set forth in the preceding sentence shall be prior to the rights of Owner to such proceeds and amounts, except that where the Servicer is required to repurchase a Mortgage Loan pursuant to Section 5(c) or (d) of the Purchase Agreement, the Servicer's right to such reimbursement shall be subsequent to the rights of Owner to receive payment from the Custodial Account representing the repurchase price set forth in Section 5(c) or (d) of the Purchase Agreement, as applicable, and representing all other amounts required to be paid to Owner with respect to such repurchased Mortgage Loan;

                               (iv) To pay itself as servicing compensation any interest earned on funds in the Custodial Account;

                               (v) To pay itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 5(c) or (d) of the Purchase Agreement all related Monthly Payments and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to such Mortgage Loan, provided that such Monthly Payments or other amounts have not been distributed as of the date on which the related repurchase price is determined;

                               (vi) To refund to the Servicer any amount deposited in the Custodial Account and not required to be deposited therein; and

                               (vii) To clear and terminate the Custodial Account upon the termination of this Agreement.

Section 4.06. Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets. The Servicer will establish and maintain an Escrow Account for Thornburg Mortgage Home Loans, Inc., as Owner. Each Escrow Account shall be an Eligible Account.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required or contemplated under this Agreement, and for such other purposes as set forth or in accordance with Section 4.07. The Servicer shall be entitled to retain any interest paid on funds deposited into the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to a Mortgagor.

           Section 4.07. Permitted Withdrawals From Escrow Account.

                     Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, property insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to an Escrow Payment, but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, and only to the extent permitted by Applicable Law, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited into the Escrow Account, (vii) to refund to the Servicer any amount deposited in the Escrow Account and not required to be deposited therein or (viii) to clear and terminate the Escrow Account on the termination of this Agreement. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

           Section 4.08. Transfer of Accounts.

                     The Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. The Servicer shall promptly notify Owner upon making any such transfer. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

           Section 4.09. Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies;Collections Thereunder.

                     With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments, water and sewer charges and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums, if any, and fire and hazard insurance coverage, and shall obtain, from time to time, all bills for the payment of such charges,(including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor during the period such payments can be made without interest or penalty. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

                     The Servicer will maintain in full force and effect, a Primary Mortgage Insurance Policy conforming in all respects to the description set forth in Section 5(b)(xxxvii) of the Purchase Agreement, issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is required pursuant to Section 5(b)(xxxvii) of the Purchase Agreement provided that Primary Mortgage Insurance may be discontinued with respect to any Mortgage Loan in accordance with the standards of Fannie Mae and Applicable Law. The Servicer shall cause the premium for each Primary Mortgage Insurance Policy to be paid on a timely basis. The Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect on each Closing Date that is required to be kept in force under any Mortgage or pursuant to Section 5(b)(xxxvii) of the Purchase Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or non-renewed policy is obtained from and maintained with a qualified insurer with a policy that satisfies the standards set forth in Section 5(b)(xxxvii) of the Purchase Agreement. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 7.01, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                     As part of its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees: (x) to prepare and present, on behalf of itself and the Owner claims under any Primary Mortgage Insurance in a timely fashion in accordance with the terms thereof and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.05.

           Section 4.10. Maintenance of Hazard Insurance.

                     The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the outstanding principal balance owing on the Mortgage Loan or the full insurable value of the improvements securing the Mortgage Loan (or such greater amount such that the proceeds of such insurance shall be sufficient to prevent the Mortgagor or the loss payee under the policy from becoming a co-insurer), whichever is less, provided, however, that the Servicer shall not require fire and hazard insurance in an amount in excess of that permitted by Applicable Law. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and flood insurance has been made available), the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property, or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended and the National Flood Insurance Reform Act of 1994. The Servicer shall also maintain on REO Property fire and hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements that are a part of such property, liability insurance, and, to the extent required and available under the National Flood Insurance Act of 1968, and the Flood Disaster Protection Act of 1973, and the National Flood Insurance Reform Act of 1994 each as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to restoration or repair of the related Mortgaged Property or property acquired in liquidation of the Mortgage Loan, or to be paid over to the Mortgagor in accordance with customary servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such Applicable Laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, its successors and assigns, and shall provide for at least 30 days prior written notice to the Servicer of any cancellation, reduction in amount, or material change in coverage. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent upon any policy renewal; provided, however, that upon any such policy renewal the Servicer shall accept such insurance policies only from insurance companies that have one of the two highest General Policy Ratings in Best's Key Rating Guide and are licensed to do business in the state in which the Mortgaged Property is located.

                     If the Servicer shall obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the aggregate outstanding principal balance of the Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 4.10, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 4.10, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10 and there shall have been a loss that would have been covered by such policy, deposit in the Custodial Account the difference, if any, between the amount that would have been payable under a policy complying with Section 4.10 and the amount paid under such blanket policy. Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days prior written notice to, the Purchaser.

           Section 4.11. Maintenance of Mortgage Impairment Insurance Policy.

                     If the Servicer shall obtain and maintain a blanket insurance policy insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Owner, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and shall use reasonable efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Owner.

           Section 4.12. Errors and Omissions Insurance.

                     The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loan. The errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement and omissions and negligent acts of such shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Sellers' and Servicers' Guide or by Freddie Mac in the Freddie Mac Sellers' and Servicer's Guide. Upon request of any Owner, the Servicer shall cause to be delivered to Owner a copy of the insurance policy and shall use reasonable efforts to obtain a statement from the surety and the insurer that such insurance policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to Owner.

           Section 4.13. Title Management and Disposition of REO Property.

                     If title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Owner or its designee.

                     The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall use its best efforts to dispose of the REO Property in a commercially reasonable manner as soon as possible. If Owner has notified the Servicer in writing that an REO Property is held as part of a REMIC, the Servicer will use its best efforts to sell such REO Property within the time necessary to preserve such REMIC status as advised by Owner in the notice thereof.

                     The Servicer shall deposit or cause to be deposited, on a monthly basis in the Custodial Account, all revenues received with respect to each REO Property and shall be permitted to withdraw therefrom, to the extent that funds are received as rental or other similar income from such REO Property, funds necessary for the proper operation, management and maintenance of the REO Property, including the fees of any managing agent acting on behalf of the Servicer.

                     The Servicer shall notify Owner of its receipt of a bona fide offer from any REO Property. Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as Owner shall approve. If the proceeds from the REO Disposition are insufficient to reimburse the Servicer for any related unreimbursed Servicing Advances and Monthly Advances, the Servicer shall be entitled to withdraw any such deficiency from amounts on deposit in the Custodial Account.

           Section 4.14. Adjustments to Mortgage Interest Rates.

                     The Servicer shall make interest rate adjustments and payment amount adjustments for each Adjustable Rate Mortgage Loan in accordance with the terms of the related Mortgage Note and will deliver to the related Mortgagor written notice of such adjustments in accordance with the terms of such Mortgage Note and the requirements of Applicable Law.

           Section 4.15. Subservicing Agreements Between the Servicer and Subservicers.

                     (a) The Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans. The terms of any Subservicing Agreement shall not be inconsistent with any of the provisions of this Agreement. Each Subservicer shall be (i) authorized to transact business in the state or states in which the Mortgaged Properties related to the Mortgage Loans such Subservicer is to service are situated, if and to the extent required by Applicable Law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and (ii) a Freddie Mac- or Fannie Mae-approved mortgage servicer, and further provided that (x) such Subservicer's servicing standards are, at a minimum, as stringent as the standards of Servicer, and (y) the use of the Subservicer shall not materially alter or delay the provision of information to the Owner. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 4.20 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement.

                     (b) As part of its servicing activities hereunder, the Servicer, for the benefit of Owner, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement, to the extent, if any, that such recovery (i) exceeds all amounts due in respect of the related Mortgage Loans, or (ii) is from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

           Section 4.16. Successor Subservicers.

                     The Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, the Servicer either shall directly service the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 4.15.

           Section 4.17. Liability of the Servicer.

                     Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to Owner for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 4.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

           Section 4.18. No Contractual Relationship Between Subservicers and the Owner.

                     Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between such Subservicer and the Servicer alone, and the Owner shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer.

           Section 4.19. Assumption or Termination of Subservicing Agreements.

                     In the event that Servicer shall for any reason cease to be the servicer of the Mortgage Loans under this Agreement, Owner or its designee may, if Servicer does not terminate any Subservicing Agreement in accordance with its terms, thereupon assume all of the rights and obligations of Servicer under such Subservicing Agreement. Upon such assumption, Owner or its designee shall be deemed to have assumed all of Servicer's interest therein and to have replaced Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements and Servicer shall continue to be entitled to any rights or benefits, in each case, which arose prior to its termination as servicer.

                     The Servicer at its expense shall, upon the request of Owner, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

           Section 4.20. Servicing Accounts.

                     In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer shall be required to establish and maintain a Subservicing Account which shall be an Eligible Account. The Subservicer shall be required to deposit into the Subservicing Account, not later than the first Business Day after receipt, all proceeds of Mortgage Loans received by the Subservicer, less its subservicing compensation to the extent permitted by the Subservicing Agreement, and to remit such proceeds to the Servicer for deposit in the Custodial Account not later than the tenth day of each month, or if such tenth day is not a Business Day, the immediately succeeding Business Day. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer has received such payments pursuant to the Subservicing Agreement.

           Section 4.21. Permitted Investments.

                     The Servicer may invest the funds in the Custodial Account in Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Remittance Date next following the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be registered in the name of the Servicer or its nominee. All income and gain realized from any such investment as well as any interest earned on deposit in the Custodial Account shall be for the benefit of the Servicer, and shall be withdrawn by the Servicer on the related Remittance Date. The Servicer shall be liable for and shall deposit in the Custodial Account (with respect to investments made hereunder of funds held therein) an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

ARTICLE V

ADMINISTRATION AND SERVICING OF TRADING ACCOUNTS

           Section 5.01. The Servicer to Service Trading Accounts.

                     (a) The Servicer represents and warrants that it will service and administer the Trading Accounts, in accordance with the terms of (i) the procedures it employs to administer Trading Accounts for its own benefit (as the same may be amended from time to time) and (ii) the related Additional Collateral Pledge Agreements.

                     (b) The Servicer shall be released from its obligations to administer the Trading Accounts as applicable upon termination of the related Additional Collateral Pledge Agreement.

                     (c) The Servicer may, without consent of Owner, amend or modify a Additional Collateral Pledge Agreement in any non-material respect to reflect administrative or account changes.

                     (d) Notwithstanding anything to the contrary in this Agreement (including without limitation the termination of the Servicing rights and/or obligations of the Servicer under Article XI of this Agreement), the Servicer shall service and administer each Trading Account, each Additional Collateral Pledge Agreement and each Additional Collateral Mortgage Loan, in accordance with the terms of this Agreement and each Additional Collateral Pledge Agreement; it being understood and agreed that only the Servicer shall service and administer the related securities accounts, lines of credit, mortgages, and guarantors with respect to Additional Collateral Pledge Agreements.

                     (e) Notwithstanding Section 4.04, when the Collateral Base for any Additional Collateral Mortgage Loan is less than the Loan Amount for such Additional Collateral Loan, the Servicer shall cause cash received upon exercise of foreclosure rights under the related Additional Collateral Pledge Agreement, if it has not been previously applied to reduce the principal balance of such Additional Collateral Mortgage Loan, to be deposited into the Custodial Account.

                     (f) Upon the reasonable request of Owner, Servicer shall provide Owner with the current Pledge Amount with respect to an Additional Collateral Mortgage Loan(s).

           Section 5.02. Agreements with Respect to the Surety Bond.

                     (a) The Servicer represents and warrants to Owner that the Additional Collateral Mortgage Loans are insured under the terms and provisions of the Surety Bond, subject to the limitations set forth therein. Owner acknowledges receipt from the Surety Bond Issuer of a certificate confirming the insurance of the Additional Collateral Mortgage Loans pursuant to the terms and provisions of the Surety Bond.

                     (b) Owner and the Servicer agree that the Surety Bond Issuer is a third party beneficiary in respect of the Servicer's obligations under this Article V.

                     (c) With respect to the sale or potential sale of the Additional Collateral Mortgage Loans, Owner shall not use, circulate, quote or otherwise refer to the Surety Bond Issuer or the Surety Bond for any purpose, including but not limited to, the registration, purchase and sale of securities, nor file the Surety Bond with, or refer to it or to the Surety Bond Issuer, as part of any registration statement or offering document, without the express prior written consent of the Surety Bond Issuer as to both form and substance of such disclosure.

ARTICLE VI

PAYMENTS TO OWNER

           Section 6.01. Distributions.

                     On each Remittance Date with respect to each Mortgage Loan, subject to Section 6.03(c), the Servicer shall distribute to Owner (i) all amounts due on the Due Date immediately preceding the related Remittance Date (which shall include all scheduled interest and principal), net of charges against or withdrawals from the Custodial Account pursuant to clauses (ii) through (vi) of Section 4.05, plus any partial or full principal prepayments received during the related Principal Prepayment Period, minus (iii) any amounts attributable to Monthly Payments collected as to such Mortgage Loans but due on a Due Date or Due Dates subsequent to the current Remittance Date.

                     Subject to Section 6.03(c), all distributions made to Owner on each Remittance Date will be made to Owner of record on the preceding Record Date, and shall be based on the Mortgage Loans owned and held by Owner, and shall be made by wire transfer of immediately available funds to the account of Owner at a bank or other entity having appropriate facilities therefor, or if Owner shall have so notified the Servicer, by check mailed to the address of Owner as provided for in Section 13.06.

                     With respect to any remittance received by Owner on or after the first Business Day following the Business Day on which such payment was due, the Servicer shall pay to Owner interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by Chase Manhattan Bank, N. A., New York, New York, as its "prime" lending rate (which is not necessarily its lowest rate) (or if Chase Manhattan Bank, N.A. shall cease to exist or to announce such rate, then such rate shall be a reasonably comparable rate determined by Servicer in its reasonable discretion), adjusted as of the date of each change, plus one (1) percentage point, but in no event greater than the maximum amount permitted by Applicable Law. Such interest shall be paid by the Servicer to Owner on the date such late payment is made and shall cover the period commencing with the day following such first Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Servicer of any such interest shall not be deemed an extension of time for Payment or a waiver of any Event of Default by the Servicer.

           Section 6.02. Statements to Owner.

                     Not later than the tenth (10th) day of each month, the Servicer will furnish to Owner a monthly remittance report in a format substantially similar to Exhibit B hereto, which monthly remittance report will be generated as of the expiration of the preceding month. As part of such report, the mortgage loan level detail shall be delivered by electronic mail to Deepa Krishnamurthy at deepa@thornburg.com, with the remaining reports including the delinquency, foreclosure and other such reports, to be sent via overnight delivery to Deepa Krishnamurthy at the address specified in Section 13.06 hereof.

                     The Servicer shall provide Owner with such information concerning the Mortgage Loans as is necessary for Owner to prepare its federal income tax return as Owner may reasonably request from time to time.

           Section 6.03. Monthly Advances by the Servicer.

                     (a) With respect to each Mortgage Loan and subject to Section 6.03(c), on each Remittance Date the Servicer shall, pursuant to Section 6.01, remit to Owner the total of all scheduled Monthly Payments due on the preceding Due Date whether or not such Monthly Payments were collected from the Mortgagor. Any amounts which are due but uncollected shall, subject to subsection (c) below, be funded only by using excess cash collections, if any, on deposit in the Custodial Account.

                     (b) If the collections on deposit in the Custodial Account on the Remittance Date are less than the amount of the required monthly remittance, the Servicer shall, subject to subsection (c) below, make a Monthly Advance by depositing to the Custodial Account enough of its own funds to make the total on deposit equal the full amount of the remittance due Owner. The Servicer may reimburse itself for its advances from collections from Mortgagors that are subsequently deposited into the Custodial Account to the extent provided in Section 4.05.

                     (c) If the Servicer determines, in its reasonable judgment, that any uncollected payment due from a Mortgagor that is due to be paid to Owner pursuant to Section 6.01 would not be recoverable from Liquidation Proceeds or other payments or recoveries (including Insurance Proceeds or Condemnation Proceeds) on the related Mortgage Loan, then the Servicer will ensure that the amount considered to be non-recoverable will not be funded from excess collections or advanced by the Servicer, and will therefore not be remitted to Owner until the earlier to occur of (a) the purchase of the Mortgage Loan by the Servicer, if applicable, or (b) the acquisition or disposition of title to the related Mortgaged Property through foreclosure or otherwise, and then in each case shall only be paid to the extent of such repurchase price or recovery.

                     (d) With respect to any Mortgage Loans determined to be unrecoverable and whose Monthly Payments are omitted from the scheduled monthly remittance, the Servicer shall deliver an Officer's Certificate to Owner setting forth the basis of such determination.

           Section 6.04. Compensating Interest.

                     Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall from its own funds deposit in the Custodial Account an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls, if any, that exist in respect of the related Principal Prepayment Period and (ii) the aggregate of the Servicing Fees for the most recently ended calendar month.

                     If for any reason the Servicer fails to process any principal prepayment on a timely basis in accordance with Section 4.04(i), the Servicer shall from its own funds deposit in the Custodial Account, interest at the Mortgage Interest Rate on the principal prepayment for the period the deposit into the Custodial Account was delayed.

ARTICLE VII

GENERAL SERVICING PROCEDURE

           Section 7.01. Assumption Agreements.

                     If the Servicer acquires actual knowledge that a Mortgagor has transferred or proposes to transfer the related Mortgaged Property, the Servicer shall enforce any related "due-on-sale" clause consistent with its practices for mortgage loans it services for its own account and in accordance with Applicable Law. If the Servicer elects not to enforce such due-on-sale clause, the Servicer may, upon the prior written consent of Owner, enter into an assumption agreement with the party to whom such Mortgaged Property is to be or has been conveyed. If any assumption fee is collected by the Servicer for entering into an assumption agreement, the Servicer shall be entitled to retain a portion of such fee up to an amount equal to 1% of the outstanding principal balance of the related Mortgage Loan as additional servicing compensation, and shall deposit into the Custodial Account any portion thereof that exceeds 1% of such outstanding principal balance.

           Section 7.02. Satisfaction of Mortgages and Release of Mortgage Files.

                     Upon the payment in full of any Mortgage Loan and deposit of such payment by Servicer into the Custodial Account pursuant to Section 4.04, the Servicer shall execute any document necessary to satisfy the Mortgage Loan and request delivery to it of the portion of the Mortgage File held by Owner or the Custodian. Upon receipt of such request, the related mortgage documents shall be released to the Servicer within seventy-two (72) hours and the Servicer shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or Owner.

                     To the extent that Owner acts as its own custodian, from time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Mortgage Insurance Policy, Owner shall, upon request of the Servicer and delivery to Owner of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage File held by Owner to the Servicer. Owner shall promptly deliver the request to return the related Mortgage documents to the Custodian. The Servicer shall return the Mortgage documents to Owner when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited into the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by Owner to the Servicer.

           Section 7.03. Servicing Compensation.

                     In addition to any other fees to which Servicer is entitled hereunder, as compensation for its services hereunder, the Servicer shall be entitled to a Servicing Fee payable with respect to each Mortgage Loan. As to each Mortgage Loan, the Servicing Fee shall (i) be payable monthly from payment of interest on such Mortgage Loan prior to the deposit of such payments into the Custodial Account, (ii) accrue at the applicable Servicing Fee Rate, and (iii) be computed on the basis of the same principal amount and for the same period respecting which such interest payment was computed. The Servicer shall be entitled to recover accrued but unpaid Servicing Fees in respect of any Mortgage Loan to the extent permitted by Section 4.05. The Servicer's right to the Servicing Fee shall not be transferred in whole or in part except in connection with the transfer of all the Servicer's obligations under this Agreement. Servicing compensation in addition to the Servicing Fee, in the form of assumption fees as provided in Section 7.01, interest paid on funds deposited in the Escrow Account to the extent permitted by Section 4.06, default interest in excess of the Mortgage Interest Rate and late payment charges and other ancillary fees, in each case to the extent collected, shall be retained by the Servicer and shall not be required to be deposited into the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

           Section 7.04. Annual Statements as to Compliance.

                     (a) The Servicer will deliver to Owner on or before April 1 of each year, beginning with April 1 of the calendar year after the year in which the first Closing Date occurs, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such year in all material respects, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                     (b) On or before April 1 of each year, beginning with April 1 of the calendar year after the year in which the first Closing Date occurs, the Servicer at its expense shall cause a firm of independent certified public accountants (which may also render other services to the Servicer) to furnish a report to Owner to the effect that certain mortgage loans serviced by the Servicer were included in the total population of Mortgage Loans subject to selection for testing in such firm's examination of certain documents and records, that such examination was conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers and that such examination disclosed no items of material noncompliance with the provisions of the Uniform Single Attestation Program for Mortgage Bankers, except for such items of noncompliance as shall be set forth in such report.

           Section 7.05. Owner's Right to Examine the Servicer Records.

                     Owner shall have the right to examine and audit upon reasonable prior written notice, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

                     The Servicer shall provide to Owner and any supervisory agents or examiners which may relate to Owner access to any documentation regarding the Mortgage Loans which may be required by all applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer.

                     Neither Owner nor the Servicer shall, nor will they permit any of their respective affiliates, employees, agents or representatives to, divulge or disclose, directly or indirectly, any information concerning the Mortgage Loans in violation of any law. Neither party shall, nor shall they permit any of their respective affiliates, employees, agents or representatives to, divulge or disclose, directly or indirectly, any information concerning the business practices of the other party to this Agreement. This paragraph does not apply to information which is not confidential or which has been published or otherwise made available to the general public prior to the date of this Agreement, or information required to be released under law or by or to any regulatory, administrative or judicial body or agency or the furnishing by either party of information to their respective affiliates, auditors, or attorneys.

ARTICLE VIII

REPORTS TO BE PREPARED BY SERVICER

           Section 8.01. The Servicer Shall Provide Information as Reasonably Required.

                     During the term of this Agreement the Servicer shall furnish any reports, or documentation that Owner may reasonably request. Reports requested may include reports not specified or otherwise required by this Agreement, for example, reports with respect to REO Properties, or reports required to comply with any regulations regarding any supervisory agents or examiners of Owner. All reports will be delivered in accordance with Owner's reasonable instructions and directions. If the reports or other information requested will require the Servicer to incur additional costs or expenses outside of its normal servicing procedures, Owner agrees to reimburse the Servicer for those costs and expenses. The Servicer agrees to execute and deliver all such instruments and take all such action as Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

                     With respect to the delinquency reporting requirements, and as part of its normal servicing procedures, Servicer will provide detailed monthly reports on all loans containing the information described on Exhibit C attached hereto.

ARTICLE IX

THE SERVICER

           Section 9.01. Indemnification; Third Party Claims.

                     (a) Each party hereto agrees to indemnify the other party and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the other party may sustain in any way related to the failure or breach of such party in performing its duties and obligations under this Agreement.

                     (b) The Servicer shall (i) promptly notify Owner if a material claim is made by any party with respect to this Agreement or the Mortgage Loans, (ii) assume the defense of any such claim and pay all expenses in connection therewith, including attorneys' fees, and (iii) promptly pay, discharge and satisfy any judgment or decree which may be entered against it or Owner in respect of such claim. The Servicer shall follow any written instructions received from Owner in connection with such claim. Owner shall promptly reimburse the Servicer for all amounts paid or advanced by it pursuant to the preceding sentence, except as to amounts as to which the Servicer is required to indemnify Owner pursuant to Section 3.01.

           Section 9.02. Merger or Consolidation of the Servicer.

                     The Servicer will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement. Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Servicer shall not, without the prior written approval of the Owner be a party to any such merger, consolidation, or conversion or sell or otherwise dispose of all or substantially all of its business or assets unless the successor or surviving Person shall be an institution, unless otherwise agreed to in writing by the Owner, (i) having a net worth, determined in accordance with generally accepted accounting principles, of not less than $20,000,000, (ii) the consumer deposits, if any, of which are insured by the National Credit Union Administration or the FDIC or which is a HUD-approved mortgagee one of whose primary business is in origination and servicing of first mortgage loans, and (iii) who is an Fannie Mae or Freddie Mac approved seller/servicer in good standing.

           Section 9.03. Limitation on Liability of the Servicer and Others.

                     Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations substantially in accordance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind appearing to be properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of Owner, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which Owner will be liable. The Servicer shall be entitled to be reimbursed therefor from Owner upon written demand.

           Section 9.04. The Servicer Not to Resign.

                     Subject to Section 13.04, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the Servicer and Owner, (ii) upon the determination that its duties hereunder are no longer permissible under Applicable Law and such incapacity cannot be cured by the Servicer (any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to Owner), (iii) following any material breach of this Agreement by Owner and after a reasonable period of time to cure such material breach, or (iv) in connection with a sale of substantially all of the assets of the Servicer. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 13.01.

ARTICLE X

DEFAULT

           Section 10.01. Events of Default.

                     If one or more of the following "Events of Default" by the Servicer shall occur and be continuing.

                               (i) any failure by the Servicer to remit to Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period (3) Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by Owner; or

                               (ii) failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by Owner; or

                               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                               (iv) the Servicer shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                               (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                               (vi) the Servicer ceases to be eligible to sell Mortgage Loans to and service Mortgage Loans for Fannie Mae and Freddie Mac, and continues to be ineligible to sell Mortgage Loans to and service Mortgage Loans for Fannie Mae and Freddie Mac for a period of sixty (60) days after the date on which written notice of such ineligibility shall have been given to the Servicer by Fannie Mae and Freddie Mac;

                               (vii) failure by the Servicer to maintain any required license to do business or to service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located;

                               (viii) the Servicer attempts to assign its rights to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

                               (ix) the Servicer becomes subject to a cease and desist order issued by, or enters into a supervisory agreement with, the governmental regulatory agency having jurisdiction over the Servicer, or the Servicer fails to meet the capital requirements of such governmental agency;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, Owner, by notice in writing to the Servicer, in addition to whatever rights Owner may have at law or in equity to damages, including injunctive relief and specific performance, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof other than, with respect to any Additional Collateral Mortgage Loan, the obligation to administer the related Additional Collateral Pledge Agreement. On or after the receipt by the Servicer of such written notice, (i) all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loan or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 13.01, except with respect to any related Additional Collateral Pledge Agreement, and (ii) upon further written request from Owner, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, deliver to the successor all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to cooperate with Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder as provided above, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

           Section 10.02. Waiver of Defaults.

                     No delay on the part of Owner in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights, and no notice to or demand on Servicer shall be deemed to be a waiver of any obligations of the Servicer or of the right of Owner to take other or further action without notice or demand as provided herein.

                     Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

           Section 11.01. Termination.

                     The respective obligations and responsibilities of the Servicer shall terminate upon the latest to occur of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder, (ii) the date agreed upon by mutual consent of the Servicer and Owner in writing.

ARTICLE XII

AGENCY TRANSFER; WHOLE LOAN TRANSFER;
PASS-THROUGH TRANSFER

           Section 12.01. Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates.

                     The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, the Owner may, from time to time, effect either one or more Agency Transfers, one or more Whole Loan Transfers, and/or one or more Pass-Through Transfers.

                     With respect to each Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, the Servicer agrees:

                               (i) to cooperate fully with the Owner and any prospective purchaser, master servicer, trustee and Rating Agency with respect to all reasonable requests and due diligence procedures;

                               (ii) to execute, deliver and perform its obligations under the related Reconstitution Agreement or Agreements, provided that each of the Servicer and the Owner is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided herein, and such documents are reasonably satisfactory in form and substance to Servicer and its counsel in their reasonable discretion exercised in good faith; and

                               (iii) to restate the representations and warranties as set forth in Section 3.01 of this Agreement, all as of the closing date of the Agency Transfer, Whole Loan Transfer or Pass-Through Transfer.

                     The Owner and the Servicer agree that with respect to an Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, the Servicer shall be retained as the servicer of the Mortgage Loans or as a subservicer if a master servicer is employed. The Servicer shall cooperate with the Owner in connection with an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer in accordance with this Section 12.01 so long as the servicing provisions and the representations and warranties set forth or incorporated by reference in the related Reconstitution Agreement are no less favorable to Servicer than the servicing provisions and representations and warranties of the Servicer in this Agreement or those which would be required by Fannie Mae, Freddie Mac, or one of the top five (5) Master Servicers by volume in the United States of America, with such changes as may be required in order for the entity acquiring the Mortgage Loans to qualify as a "real estate mortgage investment conduit" for tax purposes and in order for some or all of the securities issued in connection with such Pass-Through Transfer to be rated in the highest rating category by one or more nationally recognized statistical rating organizations. In connection with any such Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, the Servicer shall (a) provide to the Owner or any other party involved in the Agency Transfer, Whole Loan Transfer or Pass-Through Transfer (including without limitation broker/dealers and Rating Agencies) (collectively with the Owner, "Participants"), at Owner's reasonable cost and expense if such information or documentation is not otherwise required to be provided by Servicer pursuant to the terms of this Agreement: (i) any and all information and appropriate verification of information which may be reasonably available to the Servicer, whether through letters of its auditors, opinions of counsel or otherwise, as any Participant may reasonably request; and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Servicer as are reasonably believed necessary by any Participant in connection with such Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, including but not limited to, a summary of the Company's underwriting guidelines, if applicable, delinquency, loss and foreclosure experience and other seller/servicer information customarily used in connection with offering documents, and (b) indemnify the Participants with respect to the accuracy and completeness of such information. The Servicer shall take such actions required under this Section 12.01 within a reasonable period of time after request by the Owner, but in any event so as not to delay the consummation of the Agency Transfer, Whole Loan Transfer or Pass-Through Transfer. Under the applicable pooling and servicing agreement or other servicing agreement, the Servicer shall retain a servicing fee at a rate per annum equal to the rate provided hereunder.

                     All Mortgage Loans not sold or transferred pursuant to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer and any and all Mortgage Loans repurchased by the Owner with respect to an Agency Transfer, Pass-Through Transfer or Whole Loan Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                     In connection with any Pass-Through Transfer, the Servicer agrees to establish such escrow and servicing accounts and investments as may be required by the Rating Agency so as to ensure the highest rating category for any securities in any such Pass-Through Transfer.

                     Notwithstanding anything in this Section 12.01 to the contrary, Servicer shall have no obligation to take any actions or perform any duty under this Section 12.01, and Servicer shall not be liable for any failure to do so, to the extent the same shall impose an unreasonable burden on Servicer.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

           Section 13.01. Successor to the Servicer.

                     Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01 or 13.04, Owner shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor who is a Fannie Mae/Freddie Mac approved servicer having a net worth of not less than $15,000,000 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement.

                     In connection with such appointment and assumption, Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to one of the aforementioned Sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might materially impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Servicer of the representations and warranties previously made pursuant to Section 3.01 hereof or Section 5 of the Purchase Agreement and the remedies available to Owner with respect thereto hereunder and thereunder.

                     Any successor appointed as provided in this Section 13.01 shall execute, acknowledge and deliver to the Servicer and to Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Section 9.04, 10.01, 11.01, or 13.04 shall not affect any claims that Owner may have against the Servicer arising prior to any such termination or resignation.

                     The Servicer shall in a timely and reasonable manner deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties and responsibilities of the Servicer. The successor shall make arrangements as it may deem appropriate to reimburse the Servicer for amounts the Servicer actually expended pursuant to this Agreement which the Servicer is entitled to retain hereunder and which would otherwise have been reimbursable to the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

           Section 13.02. Amendment.

                     This Agreement may be amended from time to time by the Servicer and Owner only by written agreement signed by the Servicer and Owner. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

           Section 13.03. Assignments.

                     Except as required under the Purchase Agreement or by Applicable Law, the Assignments shall not be recorded by Seller. The Owner may, at its option and expense (including all recordation fees), prepare and record any Assignment of Mortgage.

           Section 13.04. Assignment of Servicing Rights.

                     The Servicer may assign the servicing rights with respect to the Mortgage Loans upon the written consent of Owner, which consent shall not be unreasonably withheld or delayed; provided, however, the Servicer may, with the prior consent of Owner enter into one or more Subservicing Agreements relating to the Mortgage Loans; further provided, however that notwithstanding any subservicing arrangement, the Servicer shall remain liable to Owner for all obligations and responsibilities set forth in this Agreement.

           Section 13.05. Governing Law.

                     This Agreement is to be governed by, and construed in accordance with, the internal laws (as compared to conflicts of law provisions) of the State of New York.

           Section 13.06. Notices.

                     Any notices, consents or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been duly given if personally delivered, sent by overnight courier, or mailed by registered mail, postage prepaid, and return receipt requested, or transmitted by telex or telegraph and confirmed by a similar mailed writing, or otherwise received, if to Owner, addressed to Owner at 119 East Marcy Street, Santa Fe, New Mexico 87501 Attention: Deborah Burns or to such other address as Owner may designate in writing to the Servicer, and, if to the Servicer, addressed to the Servicer at 2500 Lake Cook Road, Riverwoods, IL 60015, Attention: General Counsel, with a copy to the Vice President of Secondary Marketing at the same address, or to such other address as the Servicer may have designated in writing to Owner.

           Section 13.07. Severability Provisions.

                     Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, in such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. If the validity of any part, provision, representation or warrant of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to validity.

           Section 13.08. Exhibits.

                     The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

           Section 13.09. General Interpretive Principles.

                     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                               (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                               (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                               (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                               (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                               (vi) the terms "include" or "including" shall mean without limitation by reason of enumeration.

           Section 13.10. Reproduction of Documents.

                     This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

           Section 13.11. Successors and Assigns.

                     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

           Section 13.12. Counterparts.

                     This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which together, shall constitute one instrument notwithstanding that all parties are not signatories to the same counterparts.

           Section 13.13. Non-Solicitation.

                     (a) From and after the date of this Agreement, the Servicer agrees that it will not take any action or cause any action to be taken by its agents to solicit the Mortgagor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without the prior written consent of Owner. It is understood and agreed that promotions for refinance undertaken by the Servicer or its agents that are directed to segments of the general public, or to all or segments of the clients of Morgan Stanley Dean Witter Inc. and its affiliates which may include Mortgagors under any Mortgage Loan, including, without limitation, directed marketing solicitations, newspaper, radio and television advertisements, shall not constitute a solicitation under the terms of this Agreement, provided that no segment shall consist exclusively of such Mortgagors.

                     (b) From and after the date of this Agreement, Owner agrees that it will not take any action or cause any action to be taken by its agents to solicit the Mortgagor under any Mortgage Loan for any purpose, including to refinance a Mortgage Loan or otherwise directly contact any such Mortgagor, without the prior written consent of the Servicer. It is understood and agreed that promotions undertaken by Owner or its agents that are directed to segments of the general public, or to all or segments of the clients of Owner or its affiliates, which may include Mortgagors under any Mortgage Loan, including, without limitation, directed marketing solicitations, newspaper, radio and television advertisements, shall not constitute a solicitation under the terms of this Agreement, provided that no segment shall consist primarily of such Mortgagors.

(Remainder of this page intentionally left blank.)

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first set forth above.

THORNBURG MORTGAGE HOME LOANS, INC. By: Name: Deborah Burns Title: Secretary MORGAN STANLEY DEAN WITTER CREDIT CORPORATION By: Name: David L. Bianucci Title: Vice President

Signature Page to Mortgage Loan Servicing Agreement

EXHIBIT A
FORM OF LIMITED POWER OF ATTORNEY

                     KNOW ALL MEN BY THESE PRESENTS that Thornburg Mortgage Home Loans, Inc. ("Owner") having its principal place of business at 119 East Marcy Street, Santa Fe, New Mexico 87501 hereby constitutes and appoints Morgan Stanley Dean Witter Credit Corporation ("the Servicer"), a Delaware corporation having its principal place of business at 2500 Lake Cook Road, Riverwoods, Illinois 60015, by and through any of its Vice Presidents or more senior officers, its true and lawful Attorney-in-Fact, in its name, place and stead and for its benefit, in connection with all residential mortgage loans serviced by the Servicer for Owner for the purposes of performing all acts and executing all documents in the name of Owner necessary and incidental to servicing said loans, including but not limited to:

                     (1) Foreclosing delinquent loans or discontinuing such foreclosure proceedings, executing claims for insurance benefits under private mortgage insurance policies and endorsing related proceeds checks made payable to Owner;

                     (2) Selling, transferring or otherwise disposing of real property acquired through foreclosure or otherwise, including but not limited to executing all contracts, agreements, deeds, assignments or other instruments reasonably necessary or advisable to effect such sale, transfer or disposition, and receiving proceeds and endorsing checks made payable to the order of Owner from such proceedings;

                     (3) Preparing, executing and delivering satisfactions, cancellations, discharges, or full or partial releases of lien, subordination agreements, modification agreements, assumption agreements, and substitutions of trustees under deeds of trust;

                     (4) Endorsing promissory notes and executing assignments of mortgages, deeds of trust, deeds to secure debt and other security instruments securing said promissory notes in connection with loans for which the Servicer has received full payment of all outstanding amounts due; and

                     (5) Any and all such other acts of any kind and nature whatsoever that are necessary and prudent to service the loans.

Owner further grants to the Servicer full power and authority to do and perform all acts necessary for the Servicer to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as Owner might or could do with the same validity as if all and every such act had been herein particularly stated, expressed and especially provided for, and hereby ratifies and confirms all that the Servicer shall lawfully have done, do, or cause to be done by virtue of the powers and authority and contemplated hereby. This Limited Power of Attorney shall be effective as of May _____, 2001.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney, and may be satisfied that this Limited Power of Attorney shall continue in full force and effect until revoked in writing by Owner. Third parties without actual notice may rely upon a certificate to the effect set forth in the preceding sentence given by the Servicer.

ATTEST

Name: Title:	By: Name: Title:

Corporate Seal:

STATE OF______________ COUNTY OF____________	) ) )	ss:

                     On the __day of____, ____, before me, the undersigned, a Notary Public in and for said county and state, personally appeared _____________________ and ___________________, personally known to me to be the persons who executed the within instrument as _____________________ and ______________________, respectively, on behalf of the corporation therein named, and they duly severally acknowledged that they reside at __________________________________ and that said instrument is the act and deed of said corporation, and that they, being authorized to do so, executed and delivered said instrument and affixed the corporate seal thereto for the purposes therein contained.

           Witness my hand and official seal:

          Notary Public State of____________________________
          My Commission Expires:_________________________

EXHIBIT B
FORM OF MONTHLY SERVICER REPORT

MORGAN STANLEY DEAN WITTER CREDIT CORP.
LOAN LEVEL DETAIL SENT TO INVESTORS

CONTROL LAST CUTOFF DATE
INVESTOR CUSTNO
SALE NUMBER
LOAN NUMBER
INVESTOR LOAN NUMBER
INTEREST PERMITTED
PRINCIPAL REMITTED
LOAN DUE DATE
FNMA ACTION CODE
FNMA ACTION DATE
LOAN PRINCIPAL
LOAN SCHEDULED PART PRINCIPAL
ACTUAL ADDITIONAL PRINCIPAL
ADDITIONAL PRINCIPAL COLLECTED
BANKRUPTCY STATUS
BEGINNING INTEREST ADVANCED
BEGINNING INVESTOR BALANCE
BEGINNING INVESTOR NOTE RATE
BEGINNING INVESTOR PAYMENT AMT
BEGINNING INVESTOR SERV FEE
DELINQUENT INTEREST
DELINQUENT PRINCIPAL
DELINQUENT SERVICE FEE
FIXED INSTAL ON LIQUIDATION
FNMA DELINQUENT REASON CODE
FNMA DELINQUENT STATUS CODE
FORECLOSURE STATUS
GUARANTY FEE EXPENSE
INTEREST ADJUSTMENT ON PAYOFF
INTEREST ADJUSTMENT ON REO
INTEREST COLLECTED
INVESTOR ADVANCING STATUS
INVESTOR TYPE
LAST INV HIST SEQUENCE NUMBER
LAST SERV HIST SEQUENCE NUMBER
LIQUIDATION PRINCIPAL
LIQUIDATION TYPE
LOAN NOTE RATE
LOAN PARTICIPANT PRINCIPAL
LOAN PAYMENT AMOUNT
LOAN SCHEDULED NOTE RATE
LOAN SCHEDULED PAYMENT AMOUNT
LOAN SCHEDULED PRINCIPAL
LOAN STATUS
LOAN STATUS DATE
MASTER SERVICE FEE
MASTER SERVICE FEE ADJUSTMENT
PASS THRU INTEREST EXPENSE
PREPAID INTEREST
PREPAID PRINCIPAL
PREPAID SERVICE FEE
PRINCIPAL ADJUSTMENTS
PRINCIPAL COLLECTED
REQ BACKED OUT SCHED INTEREST
REO BACKED OUT SCHED PRINCIPAL
REO SHORTFALL
REO STATUS
SALE CURRENT SERVICE FEE RATE
SALE SCHEDULED SERV FEE RATE
SCHEDULED INTEREST AMOUNT
SCHEDULED PRINCIPAL AMOUNT
SCHEDULED SERV FEE AMOUNT
SERVICE FEE EARNED
SERVICE FEE ON LIQUIDATION
SERVICE FEE PAID
SERV FEE ON DEL CURTAILMENTS
SERV FEE ON PRINCIPAL ADJUST
SOURCE CODE

INVESTOR REMITTANCE/COLLECTIONS

INVESTOR NUMBER 2007
INVESTOR TYPE   N      NON-FNMA INVESTOR
REMIT METHOD    3      SCHEDULE/SCHEDULE
SALE NUMBER

Investor Sevicer Tran  Due  Note Serv Fee Participant Participant Service Mgt.     Net      Net        Ending Part
Loan #   Loan    Tips  Date Rate Rate     Principal   Interest    Fee     Fee    Interest  Collection   Principal

                   Remit Type Total       72,312.49  116,039.19  3,726.45  0.00  112,312.74  184,625.23  16,893.28
                   Inv Type Total         72,312.49  116,039.19  3,726.45  0.00  112,312.74  184,625.23  16,893.28
                   Customer Total         72,312.49  116,039.19  3,726.45  0.00  112,312.74  184,625.23  16,893.28

PRIVATE SCHEDULE/SCHEDULE DETAIL REPORT PART I

INVESTOR NUMBER 2007
INVESTOR TYPE   N      NON-FNMA INVESTOR
REMIT METHOD    3      SCHEDULE/SCHEDULE
SALE NUMBER

Loan No   Int Rate   S Fee  Yield  P&I  Con  Reg  Sched  Prin Bal  Sched Prin  Sch Net Int      Remittance
         Inv Loan No   Due Dt    Begin Prin Bal  End  Prin Bal        Prin Coll    Int Coll  Ser-Fee Coll

Sale Number Total                110,026.29           16,966,051.77   80,402.75   106,516.05        186,918.80
  Num Loans           76     16,966,051.29     16,893,739.28       72,312.49   116,039.19  3,726.45
  PIF Prin Collected       68,250.00                         Ending Sched Balance:  16,985,649.02
  WID Avg Yield Rate   7,533823
  WTd Ave Note Rate    7,783823                            Curtailments:   12,218.75  Curtailment Adjs: -41.67

Inv Type Total                   110,026.29           16,966,051.77   80,402.75   106,516.05        186,918.80
  Num Loans           76     16,966,051.29     16,893,739.28       72,312.49   116,039.19  3,726.45
  PIF Prin Collected       68,250.00                         Ending Sched Balance:  16,985,649.02
  WID Avg Yield Rate   7,533823
  WTD Ave Note Rate    7,783823                            Curtailments:   12,218.75  Curtailment Adjs: -41.67

Customer Total                   110,026.29           16,966,051.77   80,402.75   106,516.05        186,918.80
  Num Loans           76     16,966,051.29     16,893,739.28       72,312.49   116,039.19  3,726.45
  PIF Prin Collected       68,250.00                         Ending Sched Balance:  16,985,649.02
  WID Avg Yield Rate   7,533823
  WTD Ave Note Rate    7,783823                            Curtailments:   12,218.75  Curtailment Adjs: -41.67

REMITTANCE SUMMARY

Inv    Inv  Sale  Payment  Ending Part  Ending Sec  Loan  Principal  Interest   P&I    Guaranty  Pass-Thru   Custodial
Num   Type  Num   Method   Principal    Balance     Count Remitted   Remitted   Remitted    Fees     Int Expense   Balance

2007   N    1      D      16,893,28    16,885,649.02  76  80,402.75  106,516.05  186,918.80 0.00     99.58       81,848.35

Remit Type Total          16,893,28    16,885,649.02  76  80,402.75  106,516.05  186,918.80 0.00     99.58       81,848.35

Inv Type Total            16,893,28    16,885,649.02  76  80,402.75  106,516.05  186,918.80 0.00     99.58       81,848.35

Customer Total            16,893,28    16,885,649.02  76  80,402.75  106,516.05  186,918.80 0.00     99.58       81,848.35

Grand Total               16,893,28    16,885,649.02  76  80,402.75  106,516.05  186,918.80 0.00     99.58       81,848.35

EXHIBIT C

Master Servicing Agreement

CURTAILMENTS AND ADJUSTMENTS

INVESTOR NUMBER 2007
INVESTOR TYPE   N      NON-FNMA INVESTOR
REMIT METHOD    3      SCHEDULE/SCHEDULE
SALE NUMBER     1      10100

Investor  Servicer   Tran    Due     Note   Serv Fee  Participant   Participant  Service   Net      Net   Ending Part
Loan #    Loan #     Type    Date    Rate   Rate      Principal      Interest    Fee     Interest Payment Principal

         390394171    5   05/01/01  .07750  .00000     -54.77        0.00       0.00     0.00     -54.77  69,177.60
         390394189    5   05/01/01  .07750  .00000     -38.79        0.00       0.00     0.00     -38.79  49,000.00
         390394190    5   05/01/01  .07750  .00000     576.02        0.00       0.00     0.00     576.02 374,749.90
         390394222    5   05/01/01  .07625  .00000     -40.54        0.00       0.00     0.00     -40.54  50,000.00
         390394240    5   05/01/01  .07750  .00000     -79.18        0.00       0.00     0.00     -79.18 100,000.00
         390394245    5   05/01/01  .07750  .00000    -435.47        0.00       0.00     0.00    -435.47 550,000.00
         390394280    5   05/01/01  .07750  .00000     -44.97        0.00       0.00     0.00     -44.97  56,800.00
         390394283    5   05/01/01  .07750  .00000    -113.95        0.00       0.00     0.00    -113.95 143,930.00
         390394315    5   05/01/01  .07750  .00000    -304.99        0.00       0.00     0.00    -304.99 388,000.00
         390394556    5   05/01/01  .08125  .00000    -145.89       -0.01       0.00    -0.01    -145.90 198,000.00
         390394561    5   06/01/01  .07625  .00000    -162.68        0.50       0.00     0.50    -162.18 100,000.00
         390394563    5   06/01/01  .07875  .00000    -494.44        1.57       0.00     1.57    -492.87 318,750.00
         390394592    5   05/01/01  .07750  .00000    -156.35        0.00       0.00     0.00    -158.35 200,000.00
         390394624    5   05/01/01  .07625  .00000    -123.25        0.00       0.00     0.00    -123.25 152,000.00
         390394631    5   05/01/01  .08000  .00000    -374.60        0.00       0.00     0.00    -374.60 500,000.00
         390394636    5   05/01/01  .07750  .00000     203.75        0.00       0.00     0.00     203.75 401,796.96
         390394869    5   06/01/01  .07750  .00000    -235.82        0.00       0.00     0.00    -235.82 300,000.00
         309397984    5   06/01/01  .07750  .00000     -84.89        0.00       0.00     0.00     -84.89 108,000.00
         390398116    5   05/01/01  .07750  .00000     117.34        0.00       0.00     0.00     117.34  74,616.45
         390411013    5   05/01/01  .07750  .00000    -158.35        0.00       0.00     0.00    -158.35 199,999.97
         390394956    5   06/01/01  .08000  .00000    -143.85        0.00       0.00     0.00    -143.85 192,000.00
         390398127    5   05/01/01  .08000  .00000     528.38        0.00       0.00     0.00     528.38 100,214.99

                         Commitment Total           -6,410.93        5.19       0.00     5.19  -6,405.74

                         Remit Type Total           -6,410.93        5.19       0.00     5.19  -6,405.74

                         Inv Type Total             -6,410.93        5.19       0.00     5.19  -6,405.74

                         Customer Total             -6,410.93        5.19       0.00     5.19  -6,405.74

INVESTOR LIST OF DELINQUENT ACCOUNTS

INVESTOR NUMBER 2007
INVESTOR TYPE   N      NON-FNMA INVESTOR
REMIT METHOD    3      SCHEDULE/SCHEDULE
SALE NUMBER     1      10100

  Investor    Loan   Loan   Borrower  Due  FCL  REO  BKS  Principal  Participant  P and I  Amount ARM Days Past Due
Loan Number   Number Type   Name      Date STS  STS  STS   Balance   Balance      Constant Past Due Plan 30  60 90  120

            390394094 8    Segrebra   04-01-01            275,000.00  275,000.00  1,970.37  1,970.37     XX
            390394246 8    Peluso     04-01-01             60,000.00   60,000.00    435.00    435.00     XX
            390394515 8    Weber      04-01-01            146,050.00  146,050.00  1,083.90  1,083.90     XX

Sale Number Total                                         481,050.00  481,050.00  3,489.27  3,489.27

             Totals    30 Days       60 Days      90 Days   120 Days & Over   Foreclosure  REO  Bankruptcy

# of Loans      3         3             0            0          0                      0         0     0
Principal   481,050.00  481,050.00     0.00        0.00        0.00                   0.00     0.00   0.00

Remit Type Total                                 481,050.00  481,050.00            3,489.27  3,489.27

             Totals    30 Days       60 Days      90 Days   120 Days & Over   Foreclosure  REO  Bankruptcy
# of Loans      3         3             0            0          0                      0         0     0
Principal   481,050.00  481,050.00     0.00        0.00        0.00                   0.00     0.00   0.00

Inv Type Total                                   481,050.00  481,050.00            3,489.27  3,489.27

             Totals    30 Days       60 Days      90 Days   120 Days & Over   Foreclosure  REO  Bankruptcy
# of Loans      3         3             0            0          0                      0         0     0
Principal   481,050.00  481,050.00     0.00        0.00        0.00                   0.00     0.00   0.00

Customer Total                                   481,050.00  481,050.00            3,489.27  3,489.27

             Totals    30 Days       60 Days      90 Days   120 Days & Over   Foreclosure  REO  Bankruptcy
# of Loans      3         3             0            0          0                      0         0     0
Principal   481,050.00  481,050.00     0.00        0.00        0.00                   0.00     0.00   0.00

Grand Total                                      481,050.00  481,050.00            3,489.27  3,489.27

             Totals    30 Days       60 Days      90 Days   120 Days & Over   Foreclosure  REO  Bankruptcy
# of Loans      3         3             0            0          0                      0         0     0
Principal   481,050.00  481,050.00     0.00        0.00        0.00                   0.00     0.00   0.00

SCHEDULE OF PREPAID MORTGAGES

INVESTOR NUMBER: 2007
INVESTOR TYPE:
REMIT METHOD:
SALE NUMBER:

INVESTOR LOAN #   PRINCIPAL     PARTICIPANT    DUE     NOTE     SERVICE   P & I                            PART        PART
SERVICER &                    BALANCE-     DATE    RATE       FEE    CONSTANT  INTEREST   PRINCIPAL  INTEREST   PRINCIPAL
BORROWER

CUSTOMER TOTAL   1,924,340.79  1,924,340.79   10 LOANS                   13,923.86 12,499.79  1,044.40   12,499.79  1,044.40
INVESTOR:	SERVICER NAME MORGAN STANLEY DEAN WITTER CREDIT CORPORATION MONTH END DELINQUENCY REPORT CYCLE DATE

                                                                 WORK          DATE                            DUE    SCHEDULED
                                                                 SCORE        REFERRED   NOTICE OF   COMPEN-   SALE     PC
SERVICERS  INVESTOR    BORROWER'S   PROPERTY           DUE     FFA, SHARE       TO        DEFAULT    SATION    PUB-     SALE
LOAN #      LOAN #       NAME        ADDRESS   STATE   DATE    SALES, ETC.)   ATTORNEY     FILED      FILED    LISHED   DATE

                                      DATE                              RFD
BK CASE                POST          MOTION                           (REASON
NUMER         BK      POSITION        FOR                    DATE       FOR
AND          FILED      DUE          RELIEF    DISCHARGE     STAY      DEFAULT
CHARTER      DATE      DATE          FILED       DATE       LETTER     CUSTOMERS)
INVESTOR:	SERVICER NAME MORGAN STANLEY DEAN WITTER CREDIT CORPORATION MONTH END NON-DELINQUENT LOAN BANKRUPTCY REPORT CYCLE DATE

                                                           BK CASE           POST        DATE
                                                            NUMBER    BK    POSITION    MOTION                DATE
SERVICER  INVESTOR  BORROWER'S  PROPERTY           DUE       AND     FILED    DUE     FOR RELIEF  DISCHARGE   STAY
LOAN #     LOAN #      NAME     ADDRESS    STATE   DATE    CHAPTER   DATE    DATE       FILED        DATE     LIFTED   COMMENTS
DIRECT BIDDING INSTRUCTIONS FOR MONTH ENDING:	(INVESTOR)

                                                                          BFO VALUE
                                                   PC    BPO DATE           AS IS      APPROVED    DATE     VALUE OR
SERVICER    INVESTOR    BORROWER'S    PROPERTY    SALE   (less than 6       (60-90       BID       BID      TOTAL DEBT
LOAN #       LOAN #        NAME       ADDRESS     DATE   months old)        DAYS)       AMOUNT     SENT     (V OR TD)
(INVESTOR)	SERVICER NAME: MORGAN STANLEY WITTER CREDIT CORPORATION RED MONTH END REPORT CYCLE DATE

                                                                                         MOST             MOST
                                            PC               START         COMPLETED     RECENT           RECENT
SERVICER   INVESTOR  BORROWER'S             SALE  OCCUPIED   EVACUATION    EVACUATION    CMAA     CMAA    APPR     APPR
LOAN #     LOAN #     NAME        ADDRESS   DATE  BY         DATE          DATE          DATE     VALUE   DATE     VALUE

                                           REO           REO
                   ACCEPTED   OFFER        ESTIMATED     CLOSED
LAST     LAST      OFFER      ACCEPTED     CLOSING       BASE
DATE     PRICE     PRICE      DATE         DATE          (SOLD)

AUTOMATIC FORECLOSURE APPROVAL             (INVESTOR)              SERVICER: MORGAN STANLEY DEAN WITTER
                                                                             CREDIT CORPORATION
                                                                   ADDRESS:  4909 East 26th Street
                                                                             Sioux Falls, SD 57110

FOR MONTH ENDING:

SERVICER                 INVESTOR                   REASON FOR     FILE REFERRED TO
 LOAN #                   LOAN #                    DEFAULT        ATTORNEY DATE

(INVESTOR)
NOTICE OF ACQUIRED PROPERTY

(Investor):_____________________
Date: _____________________

Servicer Loan No.         Servicer Name         Servicer Address

(INVESTOR) Loan No. ______________________________

Mortgagor: ________________________________________

Property Address __________________________________

                                  _______________________________

1) Foreclosure Sale Date: ___________________________

2) Foreclosure Sale Amount: ___________________________

3) Foreclosure Sale Status ___________________________

   __Acquired Property   ___Third Party   __Other _______

Loan Information

Unpaid Principal Balance   Nest Payment Due      Note Rate

4) $_______________   5) $____________   6) $______________

7) Is this Loan covered by Primary or Pool Mortgage Insurance?

     ___Primary      ___Pool

8) Company Name: ______________________________

9) Certificate #: ______________________________

10) Date Claim to be Filed _____________________

11) Occupancy status of property at time of foreclosure:

     ___Vacant     ___Occupied (Mortagor)      ___Occupied (Tenant)

12) Condition of Property:     ___Good     ___Fair ___Poor (needs repair)

13) Explantion of Repairs: ___________________________

14) Date of Inspection: ______________________________

15) Signature: ____________________________   Date:_________

When Complete sent to:

     (Investor)

     Attn:

SCHEDULE I

Mortgage Loan Schedule

(See Schedule I to Tab #16)

(delivered to the Trustee in electronic format)